SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549


                        _________________


                            FORM 8-K
                         CURRENT REPORT



             PURSUANT TO SECTION 13 OR 15(d) OF THE
                 SECURITIES EXCHANGE ACT OF 1934



Date of Report (date of earliest event reported):  July 31, 1997



                     GLOBAL INDUSTRIES, LTD.
     (Exact name of registrant as specified in its charter)



     LOUISIANA              2-56600               72-1212563
(State of Incorporation)(Commission File Number)(I.R.S. Employer
                                            Identification Number)


 107 GLOBAL CIRCLE
LAFAYETTE, LOUISIANA
(Address of principal executive offices)
                                                            70503
                                                       (Zip Code)



 Registrant's telephone number, including area code:
  (318) 989-0000


ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

      On July 31, 1997, Global Industries, Ltd. ("Global") announced that it had completed the previously announced acquisition of certain business operations and assets of Sub Sea International, Inc. and certain of its subsidiaries in a transaction accounted for as a purchase. The purchase price of $102 million was paid in cash and was funded from available cash and borrowings under Global's existing credit line. The major assets acquired in the transaction include three construction barges, four liftboats and one dive support vessel based in the United States, four support vessels based in the Middle East, and support vessels and ROV's based in the Far East and Asia Pacific. A copy of Global's press release announcing completion of the acquisition is attached hereto as exhibit 99.1 and incorporated herein by reference.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

     (a)  Financial Statements of Business Acquired.

                At this time it is impracticable to provide the audited historical financial statements of the business acquired. The required information will be filed no later than 60 days after the date that this Current Report on Form 8-K must be filed.

     (b)  Pro Forma Financial Information.

                At  this time it is impracticable to provide  the
          required pro forma financial information for the acquisition. The required information will be filed no later than 60 days after the date that this Current Report on Form 8-K must be filed.


     (c)  Exhibits.

                     2.1   Acquisition  Agreement  by  and  among
               Global Industries, Ltd., as Purchaser, Sub Sea International, Inc., as Seller and Dresser Industries, Inc., as Guarantor of Seller, dated as of June 24, 1997 (the exhibits and schedules to
               Exhibit  2.1  have been omitted  but  Global  will
               furnish supplementally a copy of any omitted exhibit or schedule to the Commission upon request).

                    99.1 Press Release of Global Industries, Ltd.
               Dated July 31, 1997, announcing completion of the acquisition of assets from Sub Sea International, Inc.


                            SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities
Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  August 8, 1997

                              GLOBAL INDUSTRIES, LTD.

                              By:  /S/ MICHAEL J. POLLOCK
                                   Michael J. Pollock
                                   Vice President, Chief
                                   Financial Officer



                      ACQUISITION AGREEMENT



                          BY AND AMONG




                     GLOBAL INDUSTRIES, LTD.

                          AS PURCHASER,


                   SUBSEA INTERNATIONAL, INC.

                           AS SELLER,


                               AND

                    DRESSER INDUSTRIES, INC.


                     AS GUARANTOR OF SELLER




                    DATED AS OF JUNE 24, 1997


                        TABLE OF CONTENTS

                                                          Page
                      ARTICLE I DEFINITIONS
     1.1  Definitions                                       1
                   ARTICLE II PURCHASE AND SALE
     2.1  Assets to be Conveyed                             8
     2.2  Excluded Assets                                   8
     2.3  Purchase Price and Payment                        9
     2.4  Assumption  of  Liabilities  -  Completion
          of  Certain Contracts.                            9
     2.5  Instruments of Conveyance and Transfer            9

                     ARTICLE III CLOSING

     3.1  The Closing                                       10
     3.2  Documents to be Delivered to Purchaser            10
     3.3  Documents to be Delivered to Seller               11

       ARTICLE IV REPRESENTATIONS AND WARRANTIES OF SELLER

     4.1  Organization and Good Standing,
           Ownership and Operation of the Business          11
     4.2  Consents, Authorizations and Binding Effect       12
     4.3  Financial Statements                              12
     4.4  Capitalization                                    13
     4.5  Tax Matters.                                      14
     4.6  Books and Records                                 15
     4.7  Title to Assets                                   15
     4.8  Intellectual Property                             16
     4.9  Contracts and Commitments                         17
     4.10 Licenses and Permits                              18
     4.11 Compliance with Law                               18
     4.12 Litigation                                        18
     4.13 Employee Matters.                                 19
     4.14 Customers and Suppliers                           20
     4.15 No Change in Condition                            20
     4.16 Potential Conflicts of Interest                   22
     4.17 [Intentionally Omitted]                           23
     4.18 Powers of Attorney and Suretyships                23
     4.19 [Intentionally Omitted]                           23
     4.20 Solvency                                          23
     4.21 [Intentionally Omitted                            23
     4.22 Brokers.                                          23
     5.1  Organization and  Good  Standing  of
             Purchaser and Purchaser's Affiliates           23
     5.2  Consents, Authorizations and Binding Effect       23
     5.3  Litigation                                        24
     5.6  Brokers.                                          24

                 ARTICLE VI COVENANTS

     6.1  Conduct of the Business                           24
     6.2  Actions of the Parties                            26
     6.3  Certain Employee Matters                          26
     6.4  Litigation                                        27
     6.5  Limited License                                   27
     6.6  Acquisition Proposals                             27
     6.7  Protection of Value of Purchased Assets           28
     6.8 Assignment of Contracts; Transfer of Purchased Assets; Assistance in Contract Compliance 29
     6.9  Taxes and Expenses                                30
     6.10 Access to Records After Closing Date.             30
     6.11 Allocation of Purchase Price.                     31
     6.12 Agreement to Defend.                              31
     6.13 Release.                                          31
     6.14 Dispute Assistance                                31
     6.15 Closing Balance Sheet                             32
     6.16 Payment of Liabilities                            32
     6.17 Delivery of Habitat                               32
     6.18 Indebtedness of Acquired Companies                32
     6.19 Section 338(h)(10) Elections                      32
     6.20 Preparation and Filing of Tax Returns             32
     6.21 Further Assurances                                33

              ARTICLE VII CONDITIONS

     7.1  Conditions   Precedent  to  Guarantors'  and
             Seller's Obligations                           33
     7.2  Conditions Precedent to Purchaser's Obligations   34

 ARTICLE VIII SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION

     8.1  Survival of Representations                       35
     8.2  Indemnity                                         36
     8.3  Notice and Participation                          37
     8.4  Indemnification of Negligence of Indemnitee       38
     8.5  Indemnification  Threshold; Maximum  Losses;
             Exclusive Remedy                               38
     8.6  Payment                                           38

               ARTICLE IX TERMINATION

     9.1  Termination                                       39
     9.2  Effect of Termination                             40

                 ARTICLE X MISCELLANEOUS

     10.1 Waivers and Amendments                            40
     10.2 Notices                                           40
     10.3 Headings                                          41
     10.4 [Intentionally Deleted]                           41
     10.5 Entire Agreement                                  41
     10.6 Severability                                      41
     10.7 Public Announcements                              41
     10.8 Governing Law                                     41
     10.9 Successors and Assigns                            42
     10.10 Counterparts.                                    42
     10.11 Risk of Loss                                     42
     10.12 Transfer of Certain Assets                       42
     10.13 Guarantee                                        42



Appendix I   -  List of Seller's Affiliates and Acquired Companies
Appendix II  -  Form of Supplemental Asset Acquisition Agreement
Appendix III -  Form of Purchaser's Counsel Opinion
Appendix IV  -  Form of Seller's Counsel Opinion

                      ACQUISITION AGREEMENT


      THIS AGREEMENT ("Agreement") dated as of June 24, 1997, is made and entered into by and among GLOBAL INDUSTRIES, LTD., a Louisiana corporation ("Purchaser"), SUBSEA INTERNATIONAL, INC. a Delaware corporation ("Seller") and DRESSER INDUSTRIES, INC., a Delaware corporation that beneficially owns all of the outstanding voting stock of Seller ("Guarantor").

                        R E C I T A L S:

      Seller and Seller's Affiliates are, among other things, engaged in the business of providing underwater construction, pipelay, pipebury, diving and related services in the Gulf of Mexico (including United States' and Mexican waters), Middle East Southeast Asia, Australia, New Zealand and Singapore excluding ROV and engineering services and related contracts in the Gulf of Mexico (hereinafter the "Business").

      Seller desires to sell and to cause its Affiliates to sell and Purchaser desires to purchase together with cause certain of Purchaser's Affiliates all of the assets, tangible and intangible (except as set forth in this Agreement) of the Business and the Business as a going concern (including the outstanding shares of capital stock of Subtec Middle East), upon the terms and conditions hereinafter set forth.

      It is the intention of Seller to cause each of Seller's Affiliates listed on Appendix I to enter into a Supplemental Asset Acquisition Agreement with Purchaser, and it is the intention of Purchaser to enter into a Supplemental Asset Acquisition Agreement with each such Seller's Affiliate, for the purpose of having each such Seller's Affiliate convey any and all of the Purchased Assets owned by such Seller's Affiliate to Purchaser, or, at Purchaser's direction, to certain of Purchaser's Affiliates.

     NOW, THEREFORE, in consideration of the premises, the mutual benefits to be derived from this Agreement and the representations, warranties, covenants and conditions herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                            ARTICLE I
                           DEFINITIONS

     1.1 Definitions. Unless otherwise defined herein or unless the context otherwise requires, capitalized terms used in this Agreement shall have the following meanings:

      "Accounts Receivable" shall mean all accounts, notes, accounts receivable, contract rights, drafts, and other forms of claims, demands, instruments, receivables and rights to the payment of money or other forms of consideration, whether for goods sold or leased, services performed or to be performed, or otherwise, directly or indirectly owned by the Seller or Seller's Affiliate or in which the Seller or Seller's Affiliate have any direct or indirect interest, together with all guarantees, security agreements and rights and interests securing the same.

      "Acquired Companies" shall mean Subtec Middle East and each of the subsidiaries of Subtec Middle East set forth in Appendix
I.

      "Acquired Companies Stock" shall have the meaning ascribed thereto in the definition of Purchased Assets.

      "Action" shall mean any action, suit, arbitration, inquiry, proceeding or investigation by or before any Governmental Entity.

      "Affiliate" shall mean with respect to any Person (a) Persons directly or indirectly controlling, controlled by, or under common control with such Person; (b) a Person owning or controlling 10% or more of the outstanding voting securities or interests of such Person; or (c) an officer, director or partner of such Person. For these purposes, control means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

      "Agreement List" shall have the meaning ascribed thereto in
Section 4.8 herein.

      "Assumed Contracts" shall have the meaning ascribed thereto in the definition of Purchased Assets.

      "Assumed Liabilities" shall have the meaning ascribed thereto in section 2.4 herein.

     "Balance Sheet Date" shall mean February 28, 1997.

      "Business" shall have the meaning ascribed thereto in the Recitals to this Agreement.

      "Business  Day" shall mean each Monday, Tuesday, Wednesday,
Thursday and Friday other than days on which banking institutions in the State of Texas are authorized or obligated by law or executive order to close.

      "Closing" shall mean the consummation of the transactions between Purchaser, Guarantor and Seller contemplated hereby.

     "Closing Date" shall mean the date on which the transactions between Purchaser, Guarantor and Seller contemplated by this Agreement shall be consummated, which shall be the third business day following the day on which the last of the conditions to the obligations of the parties contained in Article VII hereto is fulfilled or waived or such other date as agreed to by the parties hereto.

      "Common Stock" shall mean the common stock, par value  $.01 per share, of Purchaser.

     "Effective Time" shall mean 12:01 a.m., Houston time, on the Closing Date.

      "Environmental Laws" shall mean any and all Laws, orders or determinations of any Governmental Entity (including common law duties established by courts or other Governmental Entities) pertaining to pollution or the protection of human health and safety, employee health and safety or the environment including Laws relating to emissions, discharges, releases, or threatened releases of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or wastes into ambient air, surface water, ground water, or lands or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or wastes, in effect on the date of this Agreement in any jurisdiction, federal, state, local or foreign, in which the Business is operated.

      "ERISA" shall have the meaning ascribed thereto in  Section
4.13(a) herein.

     "Excluded Assets" shall mean (i) any assets or properties of Seller or Seller's Affiliates not used or held for use in the Business, (ii) capital stock or other interest in Seller's Affiliates other than the shares of capital stock of the Acquired Companies, (iii) the corporate charter, qualification to conduct business, taxpayer and other identification numbers, minute books and other corporate records and documents relating to the organization, maintenance and existences of Seller as a corporation, (iv) any Intellectual Property related to the name "SubSea" and (v) any assets or properties of Seller and Seller's Affiliates used or held for use in the Business and described in
Schedule 2.2 to Seller's Disclosure Letter.

      "Expenses"  shall  have  the meaning  ascribed  thereto  in
Section 2.6 herein.

      "Financial Statements" shall have the meaning ascribed thereto in Section 4.3 herein.

     "Finished Goods Inventories" shall have the meaning ascribed thereto in the definition of the Purchased Assets.

       "GAAP"   shall  mean  United  States  generally   accepted
accounting principles consistently applied by the Person to whose accounts such principles are then to be applied.

      "Governmental Entity" shall mean any court or any  federal,
state,   local   or  foreign  legislative  body  or  governmental
department, commission, board, bureau, agency or authority.

       "HSR  Act"  shall  mean  the  Hart-Scott-Rodino  Antitrust
Improvements  Act  of  1976,  as  amended,  and  the  rules   and
regulations promulgated thereunder.

      "Improvements" shall have the meaning ascribed thereto in the definition of Purchased Assets.

      "Indemnitee"  shall  have the meaning ascribed  thereto  in
Section 8.2 herein.

      "Indemnitor"  shall  have the meaning ascribed  thereto  in
Section 8.2 herein.

      "Intangible Assets" shall have the meaning ascribed thereto in the definition of Purchased Assets.

      "Intellectual Property" shall have the meaning ascribed thereto in the definition of Purchased Assets.

      "Interim Balance Sheet" shall mean the unaudited balance sheet at February 28, 1997 included in the Interim Financial
Statements.

      "Interim Financial Statements" shall have the meaning ascribed thereto in Section 4.3 herein.

     "Inventories" shall have the meaning ascribed thereto in the definition of Purchased Assets.

      "Known" or "Knowledge" shall mean, when used in a statement regarding the existence or absence of facts in this Agreement that is qualified by a phrase such as "to such Person's knowledge" or "known to such Person," (i) information actually known to (a) the Person in a case of an individual, or (b) in the case of a corporation or other entity an officer or director of such corporation or entity that controls such corporation or entity, and (ii) information that such Persons should reasonably be expected to have obtained as a result of their position as an officer, director or shareholder.

       "Labor Agreements" shall mean, collectively, (i) all employment agreements, collective bargaining agreements or other labor agreements to which Seller or Seller's Affiliates is a party or by which Seller or Seller's Affiliates is bound; (ii) all pension, profit sharing, deferred compensation, bonus, stock option, stock purchase, savings, retainer, consulting, retirement, severance, welfare or inventive plans or contracts (including benefit plans) whether written or oral to which Seller or Seller's Affiliates is a party or by which Seller or Seller's Affiliates or its properties is bound; and (iii) all plans or agreements under which "fringe benefits" (including, but not limited to, hospitalization plans or programs, medical insurance, vacation plans or programs, sick plans or programs and related benefits) are afforded to any employees of the Business.

      "Law" shall mean any law, statute, rule, regulation, ordinance, requirement, announcement or other binding action or requirement of a Governmental Entity.

      "Liens" shall mean all mortgages, deeds of trust, liens, security interests, pledges, conditional sale contracts, claims, rights of first refusal, options, charges, liabilities, obligations, easements, rights-of-way, limitations, reservations, restrictions and other encumbrances of any kind.

       "Losses" shall mean all damages, awards, judgments, payments, debts, liabilities, obligations, and other losses however suffered or characterized, all interest thereon, all costs and expenses, including without limitation the cost of investigation, causes of action, proceedings or arbitration judgments, assessments and any appeal therefrom, all reasonable attorneys' fees incurred in connection therewith, whether or not such claim, lawsuit or arbitration is ultimately defeated and, all amounts paid incident to any compromise or settlement of any such claim, lawsuit or arbitration.

      "Material Adverse Effect" shall mean (a) with respect to Purchaser, Seller or the Business, any change in the business, results of operations, financial condition or liabilities (whether or not the result thereof would be covered by insurance) thereof that (individually or in the aggregate) is material and adverse to the Purchaser and its subsidiaries, taken as a whole, Seller and Seller's Affiliates, taken as a whole, or the Business, taken as a whole, as the case may be, or (b) with respect to the Purchased Assets, a change in the condition or permissible use thereof that (individually or in the aggregate) is material and adverse to the Purchased Assets, taken as a whole.

     "Material Contract" shall mean (i) any service contract that is reasonably expected to involve receipts of US$100,000 or more;
(ii) any supply contract that cannot be canceled at any time without penalty other than additional expenditures thereunder not exceeding $100,000; (iii) any Intellectual Property agreement that is reasonably expected to involve receipts of US$100,000 or more or that cannot be canceled at any time without penalty other than additional expenditures thereunder not exceeding US$100,000;
(iv) any lease of Personalty that is reasonably expected to involve payments or receipts of $100,000 or more or that cannot be canceled at any time without penalty other than additional expenditures thereunder not exceeding $100,000; (v) any sales representative, foreign agent's agency or distribution agreement; and (vi) all master service contracts.

      "Material Real Property Leases" shall mean all leases of real property to which Seller or any of Seller's Affiliates is a party, whether as lessor or lessee.

      "Other Assumed Contracts" shall mean the Assumed Contracts to which any Seller's Affiliate is a party or by which its assets may be bound.

      "Other  Purchased Assets" shall mean the  Purchased  Assets owned by any of Seller's Affiliates.
      "Permits"  shall mean all permits, licenses, registrations,
franchises,   concessions,   orders,   certificates,    consents,
authorizations and approvals of any Governmental Entity.

      "Permitted Encumbrances" shall mean (a) Liens for current taxes and assessments not yet due and payable, including without limitation Liens for nondelinquent ad valorem taxes, and nondelinquent statutory Liens arising other than by reason of any default on the part of Seller or Seller's Affiliates and (b) such Liens on the Purchased Assets that do not in any material respect detract from the value thereof and do not materially interfere with the present use of the property subject thereto.

      "Person" shall mean an individual, partnership, joint venture, corporation, bank, trust, unincorporated organization or a Governmental Entity.

      "Personalty" shall have the meaning ascribed thereto in the definition of Purchased Assets.

      "Purchased Assets" shall mean all right, title and interest in and to the assets and rights, tangible and intangible, franchises and properties relating to or used or held for use in connection with the Business by Seller or Seller's Affiliates, including without limitation the following except to the extent specifically included in Excluded Assets:

          (a) The parcels of real property described on Schedule 1.1(a) to Seller's Disclosure Letter (the "Real Property") and the outstanding capital stock of the Acquired Companies described on Schedule 1.1(a) of Seller's Disclosure Letter (the "Acquired Companies' Stock");

           (b) All factories, warehouses, storage facilities, laboratories, buildings, works, structures, fixtures, landings, construction in progress, improvements, betterments, installations and additions constructed, erected or located on or attached or affixed to the Real Property, together with such additions, deletions and changes thereto as may be permitted by this Agreement prior to the Closing Date (the "Improvements");

           (c) All equipment (including without limitation all computer equipment and hardware), machinery, tools, vessels, vehicles and other transportation equipment, furniture, spare and replacement parts, supplies and all other tangible personal property of every kind and description (other than the Improvements and Inventories), located either on the Real Property or elsewhere, insofar as any of the foregoing relates to the Business, including without limitation that certain hyperberic dry-welding habitat [Whale No. 6] currently located in Aberdeen, Scotland and those listed or described on Schedule 1.1(c) to Seller's Disclosure Letter, together with such additions, deletions and changes thereto as may be permitted by this Agreement prior to the Closing Date (the "Personalty");

           (d) (i) All finished goods inventories of the Business in existence on the Balance Sheet Date and all the finished goods inventories which are produced in the ordinary course of the Business between Balance Sheet Date and the Closing Date, less all the finished goods inventories which are sold in the ordinary course of the Business between the Balance Sheet Date and the Closing Date (the "Finished Goods Inventories"); and

                 (ii) All raw materials and work-in-process inventories of the Business which were in existence on the Balance Sheet Date, plus all raw materials and work-in-process acquired or initiated in the ordinary course of the Business during the period between the Balance Sheet Date and the Closing Date, less all raw materials and work-in-process used or completed during said period (the "Materials and Work-in-Process Inventories" and, together with the Finished Goods Inventories, the "Inventories");

           (e) All (i) domestic or foreign patents, patent applications, inventions, disclosures, trademarks, service marks and registrations therefor, trade names, copyrights, copyright registrations, trade secrets, knowhow, processes, logos, proprietary computer software, proprietary technology, slogans, research and development projects and all other proprietary rights of any kind or character, wherever located, which are used or being developed in connection with the Business and the confidential information owned by or licensed to and used by Seller or any of Seller's Affiliates in connection with the knowhow, processes or Purchased Assets or in the conduct of the Business, including without limitation all that is listed
     (together with the name or names of the owner or owners thereof) on Schedule 1.1(e) to Seller's Disclosure Letter ("Intellectual Property"), and (ii) engineering, tooling patterns, manuals, catalogs, brochures, sales literature, promotional and other selling materials, nonproprietary computer software, microfilm records, drawings, specifications, nonproprietary technology, and all other nonproprietary rights of any kind or character and wherever located which are used or being developed in connection with the Business (the "Intangible Assets"), together with such additions, deletions and changes to the Intellectual Property or Intangible Assets as may be permitted by this Agreement prior to the Closing Date;

           (f) All the (i) Material Contracts of Seller or Seller's Affiliates related to the Business, (ii) the Material Real Property Leases of Seller or Seller's Affiliates related to the Business, (iii) the Intellectual Property agreements listed in the Agreement List, (iv) the other contracts, agreements, and arrangements related to the Business that are listed on Schedule 1.1(f) to Seller's Disclosure Letter, and (v) those purchase orders, personal property leases, service and supply agreements (under which services or supplies are provided to Seller and Seller's Affiliates in connection with the Business) that in each case require aggregate expenditures of less than $50,000 and that are, except in the case of purchase orders in the ordinary course of business, terminable at the option of Seller or Seller's Affiliates without penalty on thirty days' notice or less, the obligations under all of which are to be assumed by Purchaser hereunder, together with such additions, deletions and changes thereto as may be permitted by this Agreement prior to the Closing Date (the "Assumed Contracts");

           (g) All books, records, accounts, correspondence, production records, customer lists, employment records and any other information pertaining to the Business, including without limitation computer programs and files relating thereto, plus copies (at Purchaser's expense) of any applicable portions of the books and records of Seller and Seller's Affiliates that are necessary or desirable in order for Purchaser or Purchaser's Affiliates to conduct the Business from and after the Closing Date in the manner in which it is presently being conducted, all as the same may exist on the Closing Date;

           (h) All Permits relating to the Business, to the extent transferable, including without limitation those listed in Schedule 1.1(h) to Seller's Disclosure Letter and characterized therein as transferable, all as the same may exist on the Closing Date;

           (i) All Accounts Receivable, prepaid rentals, other prepaid expenses, bonds, deposits, refunds and financial assurance requirements, and other current assets relating to the Business, including without limitation all prepaid expenses of the nature reflected on the Interim Balance Sheet, all as the same may exist on the Closing Date except prepaid insurance, insurance recoveries receivables and Accounts Receivable from Guarantor, Seller or any of their Affiliates;

           (j) All insurance proceeds or claims therefor arising out of any loss, damage or injury to any Purchased Assets, all as the same may exist on the Closing Date; and

           (k) The goodwill and going concern value of the Business;

provided, however, that the Purchased Assets shall not include the Excluded Assets or any real property or real property leases not listed on Schedules 1.1(a) or 1.1(f) to Seller's Disclosure
Letter.

      "Purchaser Documents" shall mean this Agreement and all other agreements, instruments and certificates to be executed and delivered by Purchaser in connection with this Agreement, all of which shall be considered a part of this Agreement.

      "Purchaser Indemnitees" shall have the meaning ascribed thereto in Section 8.1(a) herein.

      "Purchaser's Affiliates" shall mean those wholly owned subsidiaries of Purchaser to which the Purchased Assets shall be conveyed at the direction of Purchaser given pursuant to
Section 10.13 herein or the provisions of any Supplemental Asset Acquisition Agreement.

      "Purchaser's Disclosure Letter" shall mean a letter of even date with this Agreement addressed by Purchaser to Seller and setting forth information relating to Purchase's representations and warranties contained in Article V of this Agreement.

      "Real Property" shall have the meaning ascribed thereto in the definition of Purchased Assets.

      "Restricted Period" shall mean the period of 24 calendar months following the Closing Date.

     "ROV" shall mean remotely operated vehicles.

      "Seller" shall mean SubSea International, Inc. a Delaware corporation.

      "Seller Documents" shall mean this Agreement and all other agreements, instruments and certificates to be executed by the Seller or Seller's Affiliates in connection with this Agreement, all of which shall be considered a part of this Agreement.

     "Seller Indemnitees" shall have the meaning ascribed thereto in Section 8.1(b) herein.

      "Seller's Affiliates" shall mean those Affiliates of Seller that own any Other Purchased Assets or that conduct any part of the Business, each of which is listed on Appendix I hereto.

      "Seller's Assumed Contracts" shall mean any and all Assumed
Contracts to which Seller is a party or by which its assets are bound.

      "Seller's  Disclosure Letter" shall mean a letter  of  even date with this Agreement addressed by Seller to Purchaser setting
forth   information   regarding  Seller's   representations   and
warranties contained in Article IV of this Agreement.

      "Seller's  Purchased Assets" shall mean all  the  Purchased
Assets owned by Seller.

      "Subtec Balance Sheet" shall have the meaning ascribed thereto in Section 4.3 herein.

     "Subtec Balance Sheet Date" shall mean February 28, 1997.

     "Subtec Middle East" shall mean Subtec Middle East Limited , a Delaware corporation and a wholly-owned subsidiary of Seller.

      "Supplemental Asset Acquisition Agreement" shall mean a Supplemental Asset Acquisition Agreement between each of Seller's Affiliates and the Purchaser, such Supplemental Asset Acquisition Agreement to be in form and substance substantially similar to the form thereof attached hereto as Appendix II.

      "Taxes" shall mean any federal, state, local or foreign income, profit, franchise (including without limitation those that are based on net worth, capitalization, income or total assets), sales, use, transfer, real property transfer, recording, value added, superannuation guarantee levy, fringe benefits tax, real or personal property or other taxes, assessments, fees, levies, duties (including without limitation customs duties and similar charges), deductions or other charges of any nature whatsoever (including without limitation interest and penalties) imposed by any law, rule or regulation.

      "Tax Returns" shall mean all returns and reports (including
without  limitation  information  and  withholding  returns   and
reports) of or relating to any Taxes.

      "Third Party Claim" shall have the meaning ascribed thereto in Section 8.2 herein.

      "Trademark/Copyright List" shall have the meaning ascribed thereto in Section 4.8(b) herein.

      "Transfer Taxes" shall mean all sales, use, transfer, real property transfer, recording, value added, customs duties and similar taxes or charges that become due and payable prior to, on or after the Closing Date as the result of (a) the conveyance of the Purchased Assets by Seller or any of Seller's Affiliates to Purchaser or Purchaser's Affiliates or (b) the expiration of any time period on or prior to the Closing Date which results in customs duties or similar charges, or an increase in customs duties or similar charges, on or with respect to any of the Purchased Assets.


                           ARTICLE II
                        PURCHASE AND SALE

     2.1  Assets to be Conveyed.

           (a) Subject to the terms and conditions of this Agreement, at the Closing, Seller and Guarantor shall sell, convey, transfer, assign and deliver to Purchaser, free and clear of all Liens other than Permitted Encumbrances, and Purchaser will purchase (i) all Seller's Purchased Assets and (ii) all of the Acquired Companies indebtedness and liabilities to, and all claims against the Acquired Companies by, Guarantor and Seller as of the Closing Date.

           (b) Guarantor and Seller agree to (i) cause each Seller's Affiliate to execute and deliver to Purchaser, and Purchaser agrees to execute and deliver to each such Seller's Affiliate, not less than 10 Business Days prior to the Closing Date, a Supplemental Asset Acquisition Agreement providing for the sale and purchase of the Other Purchased Assets owned by such Seller's Affiliate and (ii) cause each of Seller's Affiliates and each Person controlled by or under common control with Guarantor or Seller to transfer and assign all of the Acquired Companies indebtedness and liabilities to, and all claims by, such Persons as the same shall exist on the Closing Date. If any such Supplemental Asset Acquisition Agreement referenced in this paragraph has not been so executed and delivered on or prior to such time, this Agreement may be terminated by Purchaser in accordance with the provisions of Section 9.1 herein.

      2.2 Excluded Assets. Seller shall be obligated hereunder to sell only the Seller's Purchased Assets and the Seller's Affiliates shall be obligated under the Supplemental Asset Acquisition Agreements to sell only the Other Purchased Assets and Purchaser shall be obligated hereunder and thereunder to purchase only the Purchased Assets. Notwithstanding anything to the contrary contained herein, Purchaser shall not be obligated to purchase, and Seller shall not be obligated hereunder to sell, and none of Seller's Affiliates shall be obligated under any Supplemental Asset Acquisition Agreement to sell, any other assets or properties of Seller or any of Seller's Affiliates including without limitation the Excluded Assets.

     2.3  Purchase Price and Payment.

           (a) The entire consideration for the Purchased Assets (the "Purchase Price") shall be (i) One Hundred and Two Million United States Dollars (US $102,000,000) (such sum being herein referred to as the "Cash Portion of the
     Purchase Price") and (ii) assumption of the Assumed Liabilities by Purchaser or Purchaser's Affiliates as provided in Section 2.4 hereof. The Purchase Price shall be allocated in accordance with Section 6.11 herein.

          (b) Subject to the terms and subject to the conditions of this Agreement, the Cash Portion of the Purchase Price shall be paid to Seller (i) for Seller's account and (ii) for the accounts of Seller's Affiliates, all in accordance with the allocation thereof determined in accordance with the first sentence of Section 6.11 herein on the Closing Date by wire transfer of immediately available funds to the bank account designated in writing by the Seller on or before the fifth Business Day prior to the Closing Date.

      2.4   Assumption  of  Liabilities - Completion  of  Certain
Contracts.

           (a) Subject to Section 2.4(b) below, Purchaser is not assuming and will not assume, either hereunder or under any Supplemental Asset Acquisition Agreement, any liabilities or obligations whatsoever of Seller or Seller's Affiliates whether or not relating to the Business or the Purchased Assets. Specifically and without limiting the generality of the foregoing, Purchaser is not assuming and will not assume any liabilities or obligations of Seller or Seller's Affiliates for any Taxes imposed in connection with the transactions contemplated by this Agreement or any Supplemental Asset Acquisition Agreement.

           (b) Subject to the terms and conditions contained herein and in each Supplemental Asset Acquisition Agreement, Purchaser agrees to assume (i) the Assumed Contracts on the Closing Date and, thereafter, to pay, perform and discharge when due, or to cause an Affiliate of Purchaser to pay, perform and discharge when due, to the extent they are accrued for on the Interim Balance Sheet or accrued thereafter, the obligations of Seller or any Seller's Affiliate under the Assumed Contracts to the extent they are listed or described on Schedule 1.1(e) to Seller's Disclosure Letter, (ii) the accounts payable of the Business set forth in the Interim Balance Sheet or incurred since the date thereof in the ordinary course of business consistent with past practice other than any amounts payable to Guarantor, Seller or any of their Affiliates, (iii) accrued liabilities of Subtec Middle East to the extent reflected or reserved against on the Subtec Balance Sheet or incurred since the date thereof in the ordinary course of business consistent with past practice other than any amounts payable to Guarantor, Seller or any of their Affiliates, (iv) the accrued liabilities of the Business included on the Accrued Expenses line of the Interim Balance Sheet other than amounts related to third party claims for injury or damages and amounts payable to Guarantor, Seller or any of their Affiliates and (v) the liabilities for income Taxes of the Business to the extent accrued on the Interim Balance Sheet or related to periods subsequent to the Interim Balance Sheet Date and incurred in the ordinary course of business consistent with past practice (together (i), (ii), (iii), (iv) and (v) shall constitute the "Assumed Liabilities") and none other.

      2.5 Instruments of Conveyance and Transfer. Seller agrees that it will execute, acknowledge and deliver, and will cause Seller's Affiliates to execute, acknowledge and deliver, to the Purchaser or Purchaser's Affiliates, at the Closing, such good and sufficient instruments of sale, conveyance, transfer and assignment as shall be effective to vest in Purchaser or Purchaser's Affiliates all right, title and interest of Seller and the Seller's Affiliates in and to the Purchased Assets, all as provided in this Agreement, and, simultaneously with such delivery, Seller will take, and will cause Seller's Affiliates to take, such steps as may be requisite to put the Purchaser's Affiliates in actual possession and operating control of the Purchased Assets. Guarantor and Seller agree that and from time to time after the Closing, they will, at the request of the Purchaser and without further consideration, execute and deliver, and will cause each Seller's Affiliate to execute and deliver, such supplemental and additional instruments of sale, conveyance, transfer and assignment and take, and cause each Seller's Affiliate to take, such other action as the Purchaser reasonably may require more effectively to sell, convey, transfer and assign to Purchaser or Purchaser's Affiliates, and to put it in possession of, the Purchased Assets.


                           ARTICLE III
                             CLOSING

      3.1 The Closing. Subject to the provisions of Article IX hereof as to termination of this Agreement, the Closing shall take place at the offices of Vinson & Elkins L.L.P. at 9:00 a.m. local time on the Closing Date to be effective as of the Effective Time.

     3.2 Documents to be Delivered to Purchaser. Subject to the terms and conditions of this Agreement, at the Closing to effect the sale, assignment, transfer, conveyance and delivery to Purchaser of Seller's Purchased Assets and Seller will deliver, or cause to be delivered, to Purchaser:

           (a) general indentures of conveyance, transfer and assignment with respect to all Seller's Purchased Assets and the indebtedness and liabilities of the Acquired Companies to Guarantor, Seller, Seller's Affiliates or any person controlled by or under common control with such Persons and the claims of such Persons against the Acquired Companies;

           (b) general warranty deeds, in recordable form, with respect to all Real Property and Improvements included in Seller's Purchased Assets;

           (c) bills of sale conveying good title to all Personalty included in Seller's Purchased Assets;

           (d)  certificates of title or other title documents in
     recordable  form  conveying good title to all  vehicles  and
     other   transportation   equipment  included   in   Seller's
     Purchased Assets;

          (e) assignments, in recordable form where appropriate, conveying all right, title and interest of Seller or Seller's Affiliates in Seller's Assumed Contracts (subject to the assumption thereof by Purchaser);

          (f) assignments, in recordable form where appropriate, conveying good title to all Intellectual Property and Intangible Property included in Seller's Purchased Assets;

           (g) stock certificates, together with stock transfer powers, either separate from or constituting a part of such certificates, evidencing the Acquired Companies Stock; and

           (h) other documents of conveyance, sale, assignment and transfer;

all as Purchaser may reasonably request.

      In addition, Seller will, at the Closing, deliver or cause to be delivered, to Purchaser:

           (i) such releases by Guarantor, Seller and Seller's Affiliates of all claims which they may have against or with respect to the Business, the Purchased Assets or the Acquired Companies as Purchaser may reasonably request;

           (j)   a certified copy of the resolutions of the Board
     of  Directors  of Seller and Guarantor properly  authorizing
     and   approving   this   Agreement  and   the   transactions
     contemplated hereby;

           (k)   all  documents required pursuant to Section  7.2
     herein;

           (l) such other documents and instruments as are customary under such circumstances or as may be reasonably requested by Purchaser;

          (m)  possession of Seller's Purchased Assets; and

           (n) resignations of each officer and director of the Acquired Companies to the extent requested by Purchaser at least 5 days before the Closing Date.

      The assignments referenced in clause (f) above shall include, if and to the extent applicable, all rights to claims for damages for past infringement of any Intellectual Property, or for any misappropriation of proprietary information relating to the Business, with the right to sue for and collect said damages for the benefit of Purchaser, and individual assignments in a form and state of completed execution, including legalization where necessary, suitable for acceptance by individual jurisdictions other than the United States for recording transfer of title to Purchaser shall be provided as soon after the Closing as is reasonably possible.

      3.3 Documents to be Delivered to Seller. Subject to the terms and conditions of this Agreement, and against delivery to Purchaser of the documents as provided herein, Purchaser shall deliver to Seller at the Closing on the Closing Date:

           (a) instruments evidencing Purchaser's agreement to assume and perform the obligations accruing after the Closing Date with respect to the Assumed Contracts as Seller may reasonably request;

          (b)  [intentionally deleted];

           (c) a certified copy of the Board of Directors resolutions of Purchaser properly authorizing and approving this Agreement and the transactions contemplated hereby;

           (d)   all  documents required pursuant to Section  7.1
     herein; and

           (e) such other documents and instruments as are customary under such circumstances or as may be reasonably requested by Seller.

                           ARTICLE IV
            REPRESENTATIONS AND WARRANTIES OF SELLER

     The Seller represents and warrants to Purchaser as follows:

     4.1 Organization and Good Standing, Ownership and Operation of the Business. Guarantor, Seller and each of Seller's Affiliates is a corporation duly incorporated, validly existing and in good standing under the Laws of the jurisdiction of its incorporation and is qualified to transact business and is in good standing as a foreign corporation in the jurisdictions where it is required to qualify or register in order to conduct the Business as presently conducted, except where the failure to be so qualified would not have a Material Adverse Effect on the Business or the Purchased Assets. Seller and each of Seller's Affiliates has the corporate power and authority to own, lease or operate all properties and assets now owned, leased or operated by it in connection with the Business and to carry on the Business as now conducted by such Person. Schedule 4.1 to Seller's Disclosure Letter sets forth the name of each Seller's Affiliate and the ownership of each, the jurisdiction of its incorporation, the jurisdictions in which it conducts any part of the Business or owns any of the Other Purchased Assets and an unaudited statement of assets thereof as of the Balance Sheet Date. The Guarantor and Seller have conducted the Business only through the Seller and Seller's Affiliates and no part of the
Business is operated through any entity other than Seller and Seller's Affiliates. All of the outstanding shares of stock of Seller are owned by Guarantor and all of outstanding shares of
stock   of  Seller's  Affiliates  are  owned  as  set  forth   in
Schedule 4.1 and in each case except for such outstanding shares there are no outstanding equity interests.

      4.2 Consents, Authorizations and Binding Effect. The Guarantor and Seller have full corporate power and authority to execute and deliver this Agreement and carry out and perform its undertakings and obligations as provided herein. Each of Seller's Affiliates has full corporate power and authority to execute and deliver the Supplemental Asset Acquisition Agreement to which it is a party and carry out and perform its undertakings and obligations as provided in the Supplemental Asset Acquisition Agreement to which it is a party. This Agreement has been, and each Supplemental Asset Acquisition Agreement when executed will be, duly executed and delivered by each of the Guarantor and Seller and, where applicable, Seller's Affiliate a party thereto, and constitutes, or in the case of each Supplemental Asset Acquisition Agreement will constitute, the legal, valid and binding obligation of each of the Guarantor and Seller and, where applicable, Seller's Affiliate a party thereto, enforceable against each of the Guarantor and Seller and, where applicable, Seller's Affiliate a party thereto, in accordance with its terms except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization and similar laws affecting creditor's rights and remedies generally and general principles of equity (regardless of whether enforcement is sought in a proceeding at law or equity). Except as set forth on Schedule 4.2 to Seller's Disclosure Letter, the execution, delivery and performance of this Agreement and when executed each Supplemental Asset Acquisition Agreement by each of the Guarantor and Seller and, where applicable, the Seller's Affiliate a party thereto and consummation of the transactions contemplated hereby and thereby,
(a) have been, or in the case of each Supplemental Asset Acquisition Agreement will be, duly and validly authorized by all proper and requisite corporate actions; (b) will not conflict with or breach any provision of the certificate of incorporation, charter or bylaws or similar organizational documents of Seller or any Seller's Affiliate; (c) will not conflict with or breach or constitute any default under any contract, agreement or arrangement to which the Guarantor, Seller or any Seller's Affiliate is a party or by which the Guarantor, Seller or any Seller's Affiliate is bound or otherwise confer upon any party a right to terminate any such contract, agreement or arrangement;
(d) will not require any filing with, notification of or consent, approval or authorization of any Governmental Entity or any third Person or constitute a violation of any judgment, order or decree of any Governmental Entity except for the filing under the HSR Act; or (e) will not violate any Law, federal, state, foreign or local applicable to the Guarantor, Seller or any of Seller's Affiliates or any of their respective assets.

     4.3  Financial Statements.

           (a) Schedule 4.3 to Seller's Disclosure Letter sets forth true and complete copies of (i) the unaudited consolidated balance sheets of the Business as of October 31, 1994, 1995 and 1996, the related consolidated statements of income and statements of cash flows for the fiscal years then ended (including the notes thereto) (the "Annual Financial Statements"), (ii) the unaudited consolidated balance sheet of the Business as of February 28, 1997, the related consolidated statements of income and cash flows for the four months then ended (including the notes thereto) and the consolidating statements related thereto (the "Interim Financial Statements") and (iii) the unaudited balance sheet of Subtec Middle East as of February 28, 1997 (the "Subtec Balance Sheet," and together with the Annual Financial
     Statements and the Interim Financial Statements, the "Financial Statements"). The Financial Statements (i) were prepared in accordance with the books and records of the Seller and Seller's Affiliates (ii) were prepared in accordance with GAAP (subject, in the case of the Interim Financial Statements and the Subtec Balance Sheet to normal non-recurring year-end audit adjustments on a basis comparable with past periods the effect of which will not in the aggregate be material) except that such financial statements do not include the footnotes required by GAAP; and (iii) fairly present the consolidated financial condition and the results of its operations as of the relevant dates thereof and for the periods covered thereby for the Business or in the case of the Subtec Balance Sheet, the consolidated position of Subtec Middle East.

           (b) All Accounts Receivable are reflected properly on the books and records, are valid receivables subject to no setoffs or counterclaims, are current and collectible, and will be collected in accordance with their terms at their recorded amounts, subject only to the reserve for bad debts set forth on the face of the Interim Financial Statements as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Business.

           (c) Except for (i) those liabilities specifically reflected or reserved against on the Subtec Balance Sheet Date, and (ii) those current liabilities for trade or business obligations incurred since the Subtec Balance Sheet Date in connection with the purchase of goods or services in the ordinary course of the Business and consistent with past practices (none of which is, individually or in the aggregate, material and none of which is for breach of contract, breach of warranty, tort or infringement) the Acquired Companies do not have, as of the date hereof, any direct or indirect indebtedness, liabilities, claims, losses, damages, deficiencies, obligations or responsibilities, liquidated or unliquidated, accrued, absolute, contingent or otherwise, and whether or not of a kind required by GAAP to be set forth on a financial statement. The Seller has no Knowledge of any circumstances, conditions, events or arrangements which may hereafter give rise to any liabilities or obligations of the Acquired Companies not fully reflected or accrued for in the Subtec Balance Sheet.

          (d) Schedule 4.3(d) to Seller's Disclosure Letter sets forth a complete and accurate schedule of the Accounts
     Receivable as of the Interim Balance Sheet Date, as reflected in the Interim Balance Sheet, together with an accurate aging of the same. Schedule 4.3(d) to Seller's Disclosure Letter sets forth a true and correct aged list of all accounts payable as of the Interim Balance Sheet Date in excess of US$10,000.00 in the aggregate to any one payee.

     4.4 Capitalization. The authorized, issued and outstanding shares of capital stock of each of the Acquired Companies is as set forth in Schedule 4.4 to Seller's Disclosure Letter and the shares are owned of record, legally and beneficially by the
Persons as set forth in such schedule. All such shares of the Acquired Companies are duly authorized, validly issued and outstanding, fully paid and nonassessable, were not issued in violation of any preemptive rights and, except for such outstanding shares, there are no shares or other securities or other equity interests outstanding. Except as indicated in
Schedule 4.4 to Seller's Disclosure Letter:

          (a) there are no outstanding subscriptions, warrants, options, rights, calls or commitments of any character relating to or entitling any person to purchase or otherwise acquire any capital stock (including the Stock) or other securities or other equity interests of the Acquired Companies;

          (b) there are no outstanding obligations or securities convertible into or exchangeable for shares of any capital stock (including the Stock) or other securities or other equity interests of the Acquired Companies or any commitments of any character relating to or entitling any person to purchase or otherwise acquire any such obligations or securities;

          (c) there are no other commitments of any kind or type for the issuance of any capital stock (including the Stock) or other securities or other equity interests of the Acquired Companies;

          (d) there is no outstanding agreement to register (i) any outstanding capital stock (including the Stock) or other securities or other equity interests of the Acquired Companies or (ii) any of the Acquired Companies for public trading or sale under the securities Laws of any jurisdiction; and

          (e) there are no agreements or understandings between or among any Persons which affect or relate to the voting or giving of written consents with respect to any outstanding capital stock (including the Stock) or other securities or other equity interests of the Acquired Companies.

     4.5  Tax Matters.

       Except  as  set  forth  in  Schedule  4.5(a)  to  Seller's
Disclosure Letter and except for matters which, in the aggregate would not have a Material Adverse Effect on the Business or the Purchased Assets:

           (a) all returns and reports of or with respect to any Tax that are required to be filed by or with respect to the Seller and Seller's Affiliates (including each of the Acquired Companies) ("Tax Returns") on or before the Closing Date have been or will be timely filed, (i) all items of income, gain, loss, deduction or credit ("Tax Items") required to be included in such Tax Returns have been or will be properly included, (ii) all Taxes required to be paid with respect to the periods covered by such Tax Returns have been or will be timely paid in full, (iii) all withholding Tax requirements imposed on or with respect to the Seller and Seller's Affiliates for the periods through the Closing Date have been or will be satisfied in full in all respects and (iv) no penalty, interest or other charge is or will become due with respect to the late filing of any such Tax Return or late payment of any such Tax.

            (b) all income, gross receipts, ad valorem, production, severance, excise, sales, use and similar Taxes and assessments based upon, measured by, or arising by reason of the ownership of the Business or the Purchased Assets or sales resulting from the productive use of such Business or Purchased Assets which have become due and payable have ben duly and timely paid, all applicable Tax Returns relating to the Business or Purchased Assets have been duly and timely filed, and there is no claim pending or threatened by any applicable taxing authority in connection with any such Taxes. There are no liens for Taxes upon the Business or Purchased Assets except for any liens relating to current Taxes not yet due.

           (c)   There  is no claim against any of  the  Acquired
     Companies, the Business or the Purchased Assets for any Taxes, and no assessment, deficiency or adjustment has been asserted or proposed with respect to any Tax Return of or with respect to any of the Acquired Companies, the Business or the Purchased Assets.

           (d) There is not in force any extension of time with respect to the due date for the filing of any Tax Return of or with respect to any of the Acquired Companies, the Business or the Purchased Assets or any waiver or agreement for any extension of time for the assessment or payment of any Tax of or with respect to any of the Acquired Companies, the Business or the Purchased Assets.

           (e) None of the Acquired Companies is a party to any Tax allocation or sharing agreement or arrangement and no payments are due or will become due by any of the Acquired Companies pursuant to any such agreement or arrangement.

           (f) None of the property of any of the Acquired Companies is subject to a safe-harbor lease (pursuant to section 168(f)(8) of the Internal Revenue Code of 1954 as in effect after the Economic Recovery Tax Act of 1981 and before the Tax Reform Act of 1986) or is "tax-exempt use property" (within the meaning of section 168(h) of the Code) or "tax-exempt bond financed property" (within the meaning of section 168(g)(5) of the Code).

          (g) None of the Acquired Companies will be required to include any amount in income for any taxable period beginning after December 31, 1996 as a result of a change of accounting method for any taxable period ending on or before the Closing Date or pursuant to any agreement with any Tax authority with respect to any such taxable period.

           (h) None of the Acquired Companies has consented to have the provisions of section 341(f)(2) of the Code apply with respect to a sale of its stock.


      4.6 Books and Records. The books, records and accounts of Seller and Seller's Affiliates with respect to the Business and the Purchased Assets are complete and correct in all material respects, and accurately and fairly reflect the transactions relating to the Business as set forth therein.

     4.7  Title to Assets.

            (a) Quality of Title. (i) Seller or Seller's Affiliates have good and indefeasible title to all the Real Property, the Improvements, and the leasehold estates created under the Material Real Property Leases and hold good and marketable title to the Acquired Companies Stock and the Personalty and all other personal property, tangible and intangible, constituting the Purchased Assets, in each case free and clear of all Liens other than Permitted Encumbrances. All of the Purchased Assets are owned legally and beneficially by Seller or Seller's Affiliates. There are no material condemnation or rezoning proceedings pending, or to the Knowledge of the Guarantors or Seller, threatened, against or relating to any of the Real Property, no material limited term zoning variances relating thereto and there are no tenants or occupants of any thereof having any rights of occupancy as against the Seller or Seller's Affiliates.

           (b) IT IS EXPRESSLY UNDERSTOOD AND AGREED THAT SELLER HAS NOT MADE AND WILL NOT BE DEEMED TO HAVE MADE HEREIN ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, REGARDING THE FITNESS, FITNESS FOR A PARTICULAR PURPOSE, OR THE MERCHANTABILITY OF THE PURCHASED ASSETS, AND THAT PURCHASER IS BUYING THE PURCHASED ASSETS "AS-IS" AND "WHERE-IS" EXCEPT TO THE EXTENT EXPRESSLY SET FORTH HEREIN AND IN THE SUPPLEMENTAL ASSET ACQUISITION AGREEMENTS. PURCHASER ACKNOWLEDGES THAT NO WARRANTIES OF MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE ARE MADE OR IMPLIED IN THE TRANSACTIONS CONTEMPLATED HEREIN OR IN THE SUPPLEMENTAL ASSET ACQUISITION AGREEMENTS.

           (c) Inventories. All Inventories in existence as of the Balance Sheet Date (and with respect to the Inventories of Subtec Middle East in existence on the Subtec Balance Sheet Date), including costs thereof determined in accordance with GAAP, are described on Schedule 1.1(c) to Seller's Disclosure Letter. The Finished Goods Inventories (less any financial statement reserves established with respect to obsolete or defective Inventories) consist of items that are saleable or usable in the ordinary course of the Business, are not obsolete or defective and are valued and carried on the books and records of Seller and Seller's Affiliates in accordance with GAAP, and the Materials and Work-in-Process Inventories (less any financial statement reserves established with respect to obsolete or defective Inventories) are not obsolete or defective and are carried on the books and records of Seller and Seller's Affiliates in accordance with GAAP. Since the Balance Sheet Date (and with respect to the Inventories of Subtec Middle East in existence on the Subtec Balance Sheet Date), there has been no material change in the Inventories, except for changes in the ordinary course of the Business.

           (d) Assets Complete. Except for the vessel named "Mayo" and the DMAC tool, the Purchased Assets, taken together with the Excluded Assets and assets disposed of in the ordinary course of business consistent with past practice constitute all the assets, rights and properties that were used for the conduct of the Business as conducted during the twelve months prior to the date hereof and as now conducted by Seller and Seller's Affiliates.

      4.8   Intellectual Property.  Schedule 1.1(e)  to  Seller's
Disclosure Letter contains:

          (a) A listing and identification of all unexpired U.S. and foreign patents, pending patent applications and currently active identified inventions which are owned by Seller or Seller's Affiliates and which are applicable to, or otherwise used in connection with, the Business or the Purchased Assets (the "Patent List");

           (b) A listing of all trademarks, service marks, registrations and pending applications for registrations of marks, trade names and registered copyrights which are owned by Guarantor, Seller or any Affiliate of Seller and which are applicable to or otherwise used in connection with the Business or the Purchased Assets (the "Trademark/Copyright List");

          (c) A listing of all agreements relating in any way to the Business or the Purchased Assets or the Intellectual Property to which Seller or any Affiliate of Seller is a party (i) under which royalties presently are payable or may in the future become payable by or to Seller or any Affiliate of Seller, (ii) which concern rights to patents, technology, processes or proprietary information of any Person relating to the Business or the Purchased Assets or
     (iii) which in any other way affect ownership, use or disclosure of intellectual property or technology material in any way to the Business or the Purchased Assets (the "Agreement List");

           (d)   Except as disclosed on Schedule 4.8 to  Seller's
     Disclosure Letter:

                (i)  Seller or one of Seller's Affiliates is  the
          record and beneficial owner of, and has good title, free of any Liens other than Permitted Encumbrances, to all of the items on the Patent List and the Trademark/Copyright List;

                (ii) To the Knowledge of Seller, no Person has asserted that either Seller or any Affiliate of Seller is infringing or has infringed within the three (3) years prior to the date hereof, any foreign or domestic patent, trademark, service mark, tradename, or copyright, or has misappropriated or improperly used or disclosed any trade secret, confidential information or knowhow in connection with the Business or the Purchased Assets;

               (iii) To the Knowledge of Seller, no Person is infringing or has infringed, within the three (3) years prior to the date hereof, any item on the Patent List and the Trademark/Copyright List, or has misappropriated or improperly disclosed any trade secret, confidential information or knowhow related to the Business, the Purchased Assets;

                (iv) To the Knowledge of Seller, no operations of Seller or Seller's Affiliates relating to the Business or the Purchased Assets is infringing, or has infringed within the three (3) years prior to the date hereof, any foreign or domestic patent, trademark, service mark, tradename or copyright of any Person, or was involved in any misappropriation or improper use or disclosure of any trade secret, confidential information or knowhow of any Person;

                (v) All necessary working requirements, all proofs of use, renewals and all fees, annuities and other payments which are due on or before the date of this Agreement for all items in the Patent List and the Trademark/Copyright List have been met or paid; and

                (vi) None of the items in the Patent List and the Trademark/Copyright List is the subject of any pending interference, re-examination, opposition, cancellation or other protest proceeding.

      4.9 Contracts and Commitments. All Material Contracts and all Material Real Property Leases are set forth on Schedules 1.1(e) and 1.1(f) to Seller's Disclosure Letter and true and correct copies thereof have been provided to Purchaser. All the Assumed Contracts are valid, binding and in full force and effect, have not been amended or supplemented in any material manner or respect except as disclosed on Schedule 4.9 to Seller's Disclosure Letter, and upon assignment and assumption, with applicable consents if necessary, will be enforceable by Purchaser in accordance with their respective terms except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization and similar laws affecting creditor's rights and remedies generally and general principles of equity (regardless of whether enforcement is sought in a proceeding at law or equity). There are no defaults by Seller or any Seller's Affiliate under any Material Contract or Material Real Property Lease, and there are no defaults by Seller or any Seller's Affiliate, under any Other Assumed Contract, and, to Seller's
Knowledge, (a) there are no defaults under any Assumed Contract by any other party thereto and (b) no events have occurred that with the lapse of time or action or inaction by any party thereto would result in any violations thereof or any defaults thereunder. Except as disclosed in Schedule 4.9 to Seller's Disclosure Letter, the Assumed Contracts may be assigned to Purchaser without any authorization, consent, approval, permission or license of, or filing with, any other Person. The Business and the Purchased Assets are managed and operated by the management and employees of Seller and Seller's Affiliates and are not subject to any contract, agreement or arrangement, written or oral, that (i) purports to transfer all right or obligation to manage or operate the Business and the Purchased Assets to any third Person or (ii) restricts the management or operations of the Business geographically or territorially. Except as contemplated with the Purchaser under the terms of this Agreement, neither the Guarantor, the Seller nor any of the Seller's Affiliates are bound under or a party to any contract or other agreement (I) regarding the consolidation or merger of any of the Seller or Seller's Affiliates with or into any such Person or Persons, (II) regarding the sale, conveyance or disposition of all or substantially all or a large portion of the assets of any of the Seller or Seller's Affiliates or a transaction or series of related transactions in which any voting securities of any of the Seller or Seller's Affiliates would be issued, transferred or disposed of, or (III) regarding any other form of acquisition, liquidation, dissolution or winding up of any of the Seller or Seller's Affiliates. Seller and Seller's Affiliates enjoy peaceful and undisturbed possession under all real property leases included in the Assumed Contracts. Schedule 1.1(f) to Seller' Disclosure Letter lists, as of the date hereof, all bid bonds and performance bonds relating to the Business.

       4.10   Licenses  and  Permits.   The  Permits  listed   in
Schedule 4.10 to Seller's Disclosure Letter constitute all the Permits held by Seller and Seller's Affiliates and except as set forth in Schedule 4.10 to Seller's Disclosure Letter constitute all material Permits necessary under Law, including Environmental Laws or otherwise for Seller and Seller's Affiliates to conduct the Business as now being conducted and to own, operate, maintain and use the Purchased Assets in the manner in which they are now, and during the preceding twelve months have been, operated, maintained and used. Each of such Permits and the rights of Seller or Seller's Affiliates with respect thereto are valid and subsisting, in full force and effect and enforceable by Seller or Seller's Affiliates. Seller or Seller's Affiliates (depending on the holder thereof) is now and has at all times in the past three years been in compliance in all material respects with the terms of such Permits. None of such Permits has been or, to the Knowledge of Guarantor or Seller, is threatened to be revoked, canceled, suspended or modified.

     4.11 Compliance with Law.

           (a) Seller and Seller's Affiliates have in all material respects complied with, and are now in compliance with, all Laws, federal, state, local or foreign, and any rules or regulations or any orders, writs, injunctions and decrees of any Governmental Entity to which it may be subject which violation might have a Material Adverse Effect on the Business or the Purchased Assets, including without limitation, Environmental Laws, the Foreign Corrupt Practices Act and the Export Administration Act and the
     rules and regulations promulgated thereunder. To the Knowledge of the Seller, neither Seller nor any of Seller's Affiliates, nor any officer, employee or agent thereof has any agreement, arrangement or understanding (whether written or oral) to make any payment, contribution or gift to a Governmental Entity or third Person that would, if applicable to such Person, constitute a violation of the Foreign Corrupt Practices Act or any applicable Law nor is any Material Contract or Permit or the revenues of the Business dependent on any such payment, contribution or gift. Neither the Seller, Seller's Affiliates, nor Guarantor is a "national" of a "designated foreign country'` (or a Person defined as a "designated foreign country") within the definitions in the Foreign, Cuban or Iranian Assets Control Regulations of the United States Treasury Department, 31 CFR, Subtitle B, Chapter V, as amended, or any regulation or ruling issued thereunder.

           (b) Except as disclosed on Schedule 4.11 to Seller's Disclosure Letter (i) there is no physical condition existing on any property now or previously owned or operated by Seller or any of the Seller's Affiliates in connection with the Business (nor are there any physical conditions existing on any other property that may have been impacted by the operations of Seller or any of the Seller's Affiliates in connection with the Business) and (ii) Seller and Seller's Affiliates have not handled or disposed of any substance, arranged for disposal of any substance, exposed any employee or other person to any substance or condition or operated any facility in any manner in the case of clause
     (i) or (ii) which could give rise to any remedial obligation under Environmental Laws or which could result in any liability to any third Person claiming damage to Persons, property or natural resources as a result of the consequences of said physical conditions.

      4.12 Litigation. (a) Except as described in Schedule 4.12 to Seller's Disclosure Letter, there is no Action pending or, to the Knowledge of Seller, threatened by or against Seller or any of Seller's Affiliates which relates to the Business or the Purchased Assets and, (b) no such Action if determined adversely to the interest of Seller or any Seller's Affiliate, would have a Material Adverse Effect on the Business or the Purchased Assets. Neither Seller nor any of Seller's Affiliates is subject to any outstanding order, writ, injunction or decree that would have a Material Adverse Effect on the Business or the Purchased Assets or would prevent or delay in any material respect the consummation of the transactions contemplated hereby.

     4.13 Employee Matters.

          (a) Employee Benefit Plans. With respect to any Labor Agreement or other employee benefit plan or program within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), which is subject to ERISA and which is or has been sponsored, maintained or contributed to within two years prior to the Closing Date, by Seller, Seller's Affiliates or any corporation, trade, business or entity under common control with Seller and Seller's Affiliates within the meaning of
     Section 414(b), (c), (m) or (o) of the Code or Section 4001 of ERISA ("Commonly Controlled Entity") (i) no withdrawal liability, within the meaning of Section 4201 of ERISA, has been incurred, which withdrawal liability has not been satisfied, (ii) no liability to the Pension Benefit Guaranty Corporation has been incurred by Seller or any Commonly Controlled Entity, which liability has not been satisfied,
     (iii) no accumulated funding deficiency, whether or not waived, within the meaning of Section 302 of ERISA or
     Section 412 of the Code has been incurred and (iv) all contributions (including installments) to such plan required by Section 302 of ERISA and Section 412 of the Code have been timely made. With respect to any employee benefit plan or program which is maintained for the benefit of the current or former employees of the Business, (1) such plan or program has been funded, operated and maintained in compliance with all Laws applicable thereto and the requirements of such plan or program's governing documents and (2) no liability exists with respect to such plan or program which has given rise to, or could give rise to, a Lien on any Purchased Asset. Schedule 4.13(a) to Seller's Disclosure Letter provides a description of each of the following which is sponsored, maintained or contributed to by any of the Seller, Seller's Affiliates or any Commonly Controlled Entity for the benefit of the current or former employees of the Business or which has been so sponsored, maintained or contributed to within two years prior to the Closing Date:

               (A) each "employee benefit plan," as such term is defined in Section 3(3) of ERISA (including, but not limited to, employee benefit plans, such as foreign plans, which are not subject to the provisions of ERISA) ("Plan");

                (B) each personnel policy, stock option plan, collective bargaining agreement, bonus plan or arrangement, incentive award plan or arrangement, vacation policy, severance pay plan, policy or agreement, deferred compensation agreement or arrangement, executive compensation or supplemental income arrangement, consulting agreement, employment agreement and each other employee benefit plan, agreement, arrangement, program, practice or understanding which is not described in Section 4.13(a) ("Benefit Program or Agreement").

True,  correct  and  complete copies of each  of  the  Plans  and
Benefits   Programs  or  Agreements,  and  related   trusts,   if
applicable, including all amendments thereto, have been furnished to Purchaser.

          (b)  Employee Relations.

                (i) Except as set forth in Schedule 4.13(b) to Seller's Disclosure Letter, there exists no Labor Agreement or other labor union contract or industrial award or determination applicable to any employee of the Business. Since January 1, 1994, no such agreement or contract has been requested by any employee or group of employees of the Business, and there has not been any discussion with respect thereto by management of Seller or any of Seller's Affiliates with any employees of the Business. Since January 1, 1994, there has not been any strike, work stoppage, organizational campaign, recognition, demand or labor trouble relating to the employees of the Business.

                     (ii) Schedule 4.13(b) to Seller's Disclosure
          Letter also sets forth a true and complete schedule listing the names, total annual compensation, total accrued vacation and other benefits of each person employed by any of the Seller or Seller's Affiliates in the Business presently receiving compensation aggregating in excess of US$25,000 per year.

                     (iii)      Except as disclosed  in  Schedule
          4.13(b) to Seller's Disclosure Letter: (x) the employment of each employee of the Seller and Seller's Affiliates in the Business may be terminated at any time by the Seller or Seller's Affiliate, and (y) to the knowledge of the Seller, no key employee of the Seller or Seller's Affiliates and no group of employees of the Seller or Seller's Affiliates in the Business has plans to terminate his, her or its employment at, prior or subsequent to the Closing, whether or not as a result of the transactions contemplated herein.

                     (iv) Except as disclosed in Schedule 4.13(b)
          to Seller's Disclosure Letter, each of the Seller and Seller's Affiliates has complied in all material respects with all Labor Agreements and all applicable Laws relating to the employment of labor, including those related to wages, hours, collective bargaining, payment of Superannuation and the payment and withholding of Taxes and other sums as required by appropriate Governmental Entities and has withheld and paid to the appropriate Governmental Entity or is holding for payment not yet due to such Governmental Entity, all amounts required to be withheld from such employees of the Business and is not liable for any arrears of wages, Taxes, penalties or other sums for failure to comply with any of the foregoing. No present or former employee, officer or director has, or will have at the Effective Time, any claim against the Seller or Seller's Affiliates for any matter, including but not limited to (a) overtime pay for work done through the Effective Time; (B) wages or salary for the work done through the Effective Time; (C) vacation time off or pay in lieu of vacation time off for the period through the Effective Time; (D) any violation of any statute, ordinance or regulation relating to minimum wages or maximum hours, workplace conditions, or any other matter; or (E) injuries or other damages which are not fully covered by insurance policies.

      4.14 Customers and Suppliers. Except to the extent set forth in Schedule 4.14 to Seller's Disclosure Letter, Seller and the Seller's Affiliates have not had any customer that accounted for more than ten percent (10%) of their combined sales relating to the Business during any calendar year since January 1, 1994, or any supplier from which they purchased more than fifty percent (50%) of their combined requirements for that category of goods or services relating to the Business during such period.
Schedule 4.14 to Seller's Disclosure Letter includes a correct and current list of all customers of the Businesses who purchased more than US$100,000 of products or services from the Company during the year ended December 31, 1996. Since January 1, 1996, there has not been any material adverse change in the relationship or course of dealing between Seller (or any of the Seller's Affiliates) and any of their ten largest suppliers by dollar amount of orders placed during the period and ten largest customers by dollar amount of revenues received that supply goods or services to Seller (or the Seller's Affiliates) or purchase goods or services from Seller (or the Seller's Affiliates) during such period, in each case in connection with the Business.

      4.15 No Change in Condition. Since the Balance Sheet Date, there has not been any Material Adverse Effect on the Business and except as listed on Schedule 4.15 to Sellers' Disclosure Letter or as otherwise provided for or disclosed in this Agreement, Seller and Seller's Affiliates have conducted the Business only in the ordinary course consistent with past practice and Seller and Seller's Affiliates have not directly or indirectly with respect to the Business:

           (a) made any material additions or deletions to the assets or properties reflected on the Interim Balance Sheet, including without limitation any deletions consisting of the establishment of reserves for obsolete or defective inventories;

           (b) entered into any Material Real Property Lease or Material Contract, or amended or (except through performance) terminated any Material Real Property Lease, Material Contract, License or Permit or received any notice of termination of any of the same;

           (c) incurred any obligation or liability or taken property subject to any liability, whether absolute, accrued, contingent or otherwise and whether due or to become due, except current liabilities for trade or business obligations incurred since the Balance Sheet Date in connection with the purchase of goods or services in the ordinary course of the Business and consistent with prior practices, none of which liabilities, in any event, involved a potential liability in excess of US$100,000 individually, or US$500,000 in the aggregate;

           (d) discharged or satisfied any Lien other than those then required to be discharged or satisfied, or paid any obligation or liability, whether absolute, accrued, contingent or otherwise, and whether due or to become due, other than current liabilities shown on the Interim Balance Sheet and current liabilities incurred since the Balance Sheet Date in connection with the purchase of goods or services in the ordinary course of the Business and consistent with prior practices;

          (e) mortgaged, pledged or subjected to any Lien any of its property or assets, tangible or intangible;

           (f) sold, transferred, leased to others or otherwise disposed of any of its assets, tangible or intangible, except assets of the kind and nature included in the Excluded Assets;

          (g) made any capital expenditures or capital additions or betterments in excess of an aggregate of US$100,000 or entered into any lease of capital equipment or property under which the annual lease charges exceed US$100,000 in the aggregate or the term exceeds two years;

           (h) except out of the Excluded Assets after the date hereof, declared or made any payment of dividends or other distribution to its shareholders or upon or in respect of any shares of its capital stock, or purchased, retired or redeemed, or obligated themselves to purchase, retire or redeem, any of their shares of capital stock or other securities;

           (i) issued or sold any shares of capital stock or other securities of any of the Acquired Companies or issued, granted or sold any options, rights or warrants with respect thereto, or acquired any capital stock or other securities of any Person or any interest in any business enterprise, or otherwise made any loan or advance to or investment in any Person;

           (j) encountered any labor union organizing activity, suffered any actual or threatened employee strikes, work stoppages, slow-downs or lock-outs, or any material change in its relations with its employees, agents, customers or suppliers or suffered any actual or threatened wrongful
     discharge  or  other  unlawful  labor  practice  action   or
     proceeding;

           (k) made any change in the rate of compensation, commission, bonus or other direct or indirect remuneration payable, or paid or agreed or orally promised to pay, conditionally or otherwise, any bonus, extra compensation, pension or severance or vacation pay, to any shareholders, director, officer, employee, salesman, distributor or agent, except ordinary merit increases to nonofficer personnel in accordance with past practices;

          (l) instituted, settled or agreed to settle any Action before any Governmental Entity relating to Seller or Seller's Affiliates or their property or suffered any actual or threatened Action before any Governmental Entity relating to the Seller or Seller's Affiliates or their property;

           (m) transferred or granted any rights under, or entered into any settlement regarding the breach or infringement of, any United States or foreign license, patent, copyright, trademark trade name, invention or similar rights, or modified any existing rights with respect thereto;

           (n) loaned any monies to any Person or guaranteed any obligations of any Person;

            (o) made any change in its selling, pricing, advertising or personnel practices inconsistent with prior practices and prudent business practices prevailing in the industry;

           (p)   changed  its  accounting  methods  or  practices
     (including, without limitation, any change in depreciation or amortization policies or rates) or revalued any of its assets;

            (q) entered into any transaction, contract or commitment other than in the ordinary course of the Business and consistent with prior practices or paid or agreed to pay any legal, accounting, brokerage, finder's fee, taxes or other expenses in connection with, or incurred any severance pay obligations by reason of, this Agreement or the transactions contemplated herein;

           (r) incurred any material damage, destruction or loss (whether or not covered by insurance) affecting the Purchased Assets, or the Business or Seller's or Seller's Affiliates' ability to consummate the transactions contemplated herein;

           (s) waived any material rights, claims or chooses in action of or relating to the Business or the Purchased
     Assets;

           (t) suffered any change, event or condition which, in any case or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect on the Business, the Purchased Assets or the Seller's or Seller's Affiliates ability to consummate the transactions contemplated herein; or

           (u) entered into any agreement or made any commitment to take any of the types of actions described in paragraphs
     (a) through (t) above.

      4.16 Potential Conflicts of Interest. Except as disclosed in Schedule 4.16 to Seller's Disclosure Letter, no officer, director or shareholder (other than Guarantor, Seller or Seller's Affiliates), or key employee of the Seller or Seller's Affiliates
(a) owns, directly or indirectly, any interest in (excepting not more than a one percent (1%) share holding for investment purposes in securities of publicly held and traded Persons) or is an officer, director, employee or consultant of, any Person which is a competitor, lessor, lessee, customer or supplier of the Seller or Seller's Affiliates; (b) holds a direct, indirect or beneficial interest in any contract or other agreement of the Seller or Seller's Affiliates (other than stock options and other contracts, commitments or agreements between the Seller or Seller's Affiliates and such persons in their capacities as employees, officers or directors of the Seller or Seller's Affiliates); (c) owns, directly or indirectly, in whole or in part, any tangible or intangible property (including, without limitation any patent, trademark, trade name, service mark, franchise, invention, permit, license, trade secret or confidential information) which the Seller or Seller's Affiliates is using or the use of which is necessary for the Business; or
(d) has any cause of action or other claim whatsoever against the Seller or Seller's Affiliates, except for claims in the ordinary course of the Business for salaries, reimbursement of expenses and employee benefits which are not unusual in amount and not past due.

     4.17  [Intentionally Omitted]

       4.18 Powers of Attorney and Suretyships. Except as disclosed in Schedule 4.18 to Seller's Disclosure Letter, Seller or Seller's Affiliates have no general or special powers of attorney outstanding (whether as grantor or grantee thereof) or any obligation or liability (whether actual, accrued, accruing, contingent or otherwise) as guarantor, surety, co-signer, endorser, co-maker, indemnitor or otherwise in respect of the obligation of any Person.

     4.19 [Intentionally Omitted]

     4.20 Solvency.

          After giving effect to the transactions contemplated by this Agreement, (i) the fair saleable value of the assets of the Seller and of each of Seller's Affiliates, will exceed its existing liabilities, including known contingent liabilities, (ii) the assets of the Seller and of the Seller's Affiliates will not be unreasonably small to conduct the business of the Seller and of the Seller's Affiliates or to liquidate and wind up their affairs, and
     (iii) the Seller and each of the Seller's Affiliates has not and does not intend to incur debts beyond their ability to pay such debts as they mature. For purposes of this
     Section 4.20, "debt" means any liability on a claim, and "claim" means (i) right to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, mature, unmatured, disputed, undisputed, legal, equitable, secured or unsecured, or (ii) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.

     4.21 [Intentionally Omitted]

      4.22 Brokers. Neither the Guarantor, Seller, Seller's Affiliates, nor any of their respective officers, directors or employees has employed any financial advisor, broker or lender or incurred any liability for any financial advisory, brokerage or finder's fee or commission in connection with the transactions contemplated hereby.

                            ARTICLE V
           REPRESENTATIONS AND WARRANTIES OF PURCHASER

      Purchaser represents and warrants to the Guarantor and Seller as follows:

      5.1 Organization and Good Standing of Purchaser and Purchaser's Affiliates. Purchaser is a corporation duly organized, validly existing and in good standing under the Laws of the State of Louisiana. Each of Purchaser's Affiliates to which any of the Purchased Assets are transferred or conveyed is a corporation duly organized, validly existing and in good standing under the Law of its jurisdiction of incorporation.

     5.2 Consents, Authorizations and Binding Effect. Purchaser has full power and authority to execute and deliver this Agreement and each Supplemental Asset Acquisition Agreement and carry out and perform its undertakings and obligations as provided herein and therein. This Agreement has been, and each Supplemental Asset Acquisition Agreement when executed will be, duly executed and delivered by Purchaser and any Purchaser's Affiliate a party thereto and constitutes, or in the case of each Supplemental Asset Acquisition Agreement will constitute, the legal, valid and binding obligation of Purchaser and any Purchaser's Affiliate a party thereto, enforceable against Purchaser and any Purchaser's Affiliate a party thereto in accordance with its terms except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization and similar laws affecting creditor's rights and remedies generally and general principles of equity (regardless of whether enforcement is sought in a proceeding at law or equity). Except as set forth in Section 5.2 of Purchaser's Disclosure Letter the execution, delivery and performance by Purchaser of this Agreement and, when executed, each Supplemental Asset Acquisition Agreement and consummation of the transaction contemplated hereby and thereby
(a) have been, or in the case of each Supplemental Asset Acquisition Agreement will be, duly and validly authorized by all proper and requisite corporate actions of Purchaser and, to the extent necessary, any of Purchaser's Affiliates, (b) will not conflict with or breach any provision of the charter or bylaws of Purchaser or any Purchaser's Affiliate, (c) will not conflict with or breach or constitute any default under any contract, agreement or arrangement to which it is a party or by which it is bound other than any such conflict, breach or default that would not prevent or delay in any material respect the consummation of the transactions contemplated hereby or thereby, (d) will not require any filing with, notification of or consent, approval or authorization of any Governmental Entity or any third Person or constitute a violation or breach of any judgment, order or decree of any Governmental Entity except for the filing under the HSR Act, and (e) will not violate any Law, federal, state, foreign or local, or any rule or regulation of any Governmental Entity applicable to Purchaser or any Purchaser's Affiliate or any of their assets, except for any violation which would not prevent or delay in any material respect the consummation of the transactions contemplated hereby or thereby.

      5.3 Litigation. There is no Action pending or, to the knowledge of Purchaser, threatened against or relating to
Purchaser or any of Purchaser's Affiliates by or before any Governmental Entity which, if determined adversely to the interest of Purchaser or Purchaser's Affiliates would prevent or delay in any material respect the consummation of the transactions contemplated hereby. Neither Purchaser nor any of Purchaser's Affiliates is subject to any outstanding order, writ, injunction or decree that would prevent or delay in any material respect the consummation of the transactions contemplated hereby.

      5.6 Brokers. Except for Simmons & Company International neither Purchaser nor any of its officers, directors or employees has employed any financial advisor, broker or finder or incurred any liability for any financial advisory, brokerage or finder's fee or commission in connection with the transactions contemplated hereby.

                           ARTICLE VI
                            COVENANTS

      6.1 Conduct of the Business. With respect to the Business and the Purchased Assets, or in the case of the Supplemental Asset Acquisition Agreement, the relevant portions thereof Seller agrees that, from and after the date of this Agreement until the Closing Date:

           (a) Seller will conduct, and will cause Seller's Affiliates to conduct, the Business (i) in a manner so that the representations and warranties contained in Article IV shall continue to be true and correct as of the Closing as if made at and as of the Closing and (ii) only in the ordinary course of business, consistent with past practice, and will use reasonable commercial efforts to (x) maintain and preserve the Business and the Purchased Assets, (y) keep available for Purchaser the present officers, employees and agents of the Business, and (z) preserve for the benefit of Purchaser the goodwill of and relationships with customers, suppliers, employees and others having business relations with the Business;

           (b) Seller will comply, and will cause Seller's Affiliates to comply, with all applicable Laws of Governmental Entities with which compliance is required in connection with the conduct of the Business, the ownership, use or operation of the Purchased Assets or the consummation of the transactions contemplated by this Agreement and the Supplemental Asset Acquisition Agreements and which if not complied with could have a Material Adverse Effect on the Business or the Purchased Assets;

           (c) Without the prior written consent of Purchaser, Seller will not, and will not permit any of Seller's
     Affiliates to:

               (i) sell, transfer or otherwise dispose of any of the Purchased Assets other than consumption of supplies constituting Inventories or Personalty in the ordinary course of the Business at levels not exceeding past practice;

                 (ii) remove any Improvements from the Real Property on which they are located or alter any Improvements other than in the process of maintenance and repair in the ordinary course of the Business;

                (iii)      enter  into, amend or (except  through
          performance)  terminate any Material  Contract  or  any
          Material  Real  Property  Lease  that  constitutes   an
          Assumed Contract;

                (iv) waive any substantial right, claim or chose in action constituting a portion of the Purchased
          Assets;

                (v) engage in any act or transaction which, if engaged in after the Balance Sheet Date and prior to the date hereof, would constitute a breach of the representations and warranties contained in Section 4.15; or

                (vi) subject any of the Purchased Assets to any Liens other than Permitted Encumbrances.

           (d) Seller will maintain and keep, and will cause Seller's Affiliates to maintain and keep, all the tangible Purchased Assets in their present condition, subject to ordinary wear and tear, and maintain in full force and effect all Permits listed on Schedule 4.10 to Seller's Disclosure Letter;

           (e)   Seller  will  perform, and will  cause  Seller's
     Affiliates to perform, all of their obligations under all Assumed Contracts in accordance with the provisions thereof;

           (f) Seller will maintain, and will cause Seller's Affiliates to maintain, in full force and effect insurance coverage with respect to the Business and the Purchased Assets to the extent currently maintained as disclosed in
     Schedule 6.1(f) to Seller's Disclosure Letter;

           (g) Seller will use all amounts received from payment of Accounts Receivable to pay accounts payable that are due or other ordinary operating expenses of the Business that are due other than accounts payables to Guarantors, Seller or any of their Affiliates;

           (h) Seller will, and will cause Seller's Affiliates to, (i) give Purchaser's representatives full access at all reasonable times to all of the assets, properties, books, records, agreements and commitments of Seller and Seller's Affiliates concerning the Business, the Purchased Assets and to Seller's and Seller's Affiliates' employees, independent auditors (and the audit work papers of such auditors) and representatives to answer inquiries of Purchaser regarding the Business, the Purchased Assets, (ii) permit Purchaser or its agents to inspect and conduct nondestructive testing of any of the Purchased Assets, and (iii) furnish to Purchaser's representatives all information concerning the Business and the Purchased Assets as Purchaser may reasonably request; provided, however, that the furnishing of information to Purchaser and any investigation by Purchaser shall not affect Purchaser's right to rely on the representations and warranties of Seller in this Agreement. In the event this Agreement is terminated for any reason all information obtained by Purchaser pursuant to this paragraph shall be subject to the terms and provisions of that certain Confidentiality Agreement dated February 5, 1997; and

          (i) Promptly after any action taken in accordance with the provisions of this Agreement that results in an addition, deletion or change in any Schedule furnished by Seller to Purchaser herewith, Seller will notify Purchaser of such addition, deletion or change in accordance with
     Section 10.2 herein. Seller shall promptly notify Purchaser in accordance with Section 10.2 herein of the occurrence of any matter, event, circumstance or condition that is material to the Business, the Purchased Assets or that would render inaccurate any of the representations or warranties of Guarantor and Seller contained in Article IV or constitute a violation or breach of this Agreement.

       6.2 Actions of the Parties. Guarantor, Seller and Purchaser will use reasonable commercial efforts to take all action and do all things that may be reasonably necessary, proper or advisable in order to consummate and to make effective as promptly as practicable the transactions contemplated by this Agreement and will not undertake or fail to undertake any action if such action or failure would render any of the representations and warranties under this Agreement untrue as of the Closing
Date. Seller will give and will cause each of Seller's Affiliates to give any notices to third parties, and will use its reasonable commercial efforts (and will cause each of Seller's Affiliates to use its reasonable commercial efforts) to obtain any third party consents, that Global reasonably may request. In addition, Guarantor, Seller and Purchaser agree to cooperate fully and take all reasonable commercial actions necessary to obtain all Permits from Governmental Entities, to obtain all consents, approvals and authorizations from other Persons and to effect all filings, applications, registrations and notifications that the parties hereto deem necessary or desirable in order to fulfill all conditions precedent contained herein or to consummation of the transactions contemplated hereby. Without limiting the generality of the foregoing, each of the parties will file any Notification and Report Forms and related material that it may be required to file under the HSR Act, and will make any further filings pursuant thereto that may be necessary, proper, or advisable in connection therewith.

     6.3  Certain Employee Matters.

          (a) From the date hereof until the Effective Time, the Seller shall permit Purchaser to approach and negotiate with any or all employees and agents of the Business including, but not limited to, managerial staff, in an effort to persuade them to continue in the employ or agency of the Business pending the Closing and thereafter accept employment or agency with the Purchaser or its Affiliates, and the Guarantor and the Seller shall use reasonable efforts to assist Purchaser in such negotiations.

           (b) Purchaser agrees that it or its Affiliates will offer employment to each of persons listed on Schedule 6.3 of Purchaser's Disclosure Letter, effective on the Closing Date, with employment benefits, substantially equivalent to those provided by Purchaser to its employees of equivalent rank and having like responsibilities and duties provided, however, that Seller agrees to provide severance benefits in accordance with its policies for each employee identified on
     Schedule 6.3 as an administrative employee who accepts employment with Purchaser or its Affiliates and whose employment is terminated within 60 days after the Closing Date. Purchaser shall notify Seller in the event of termination of any of such employees within the 60 day period. Each such person who accepts such employment offer from Purchaser or its Affiliates shall be referred to herein as a "Continuing Employee." On or before, but effective as of, the Closing Date, Guarantor and Seller shall take such actions as may be necessary to (i) cause each Continuing Employee to have a fully vested and nonforfeitable interest in such Continuing Employee's accrued benefits under each Plan that is an "employee pension benefit plan" (within the meaning of Section 3(2) of ERISA) and under each other deferred compensation or supplemental benefit arrangement maintained by Seller, Seller's Affiliates or any Commonly Controlled Entity and (ii) cause each Plan to continue to accept, during the period of a Continuing Employee's employment by Purchaser and its Affiliates and without giving rise to any default, loan payments from such Continuing Employee with respect to any loan such Continuing Employee received from such Plan prior to the Closing Date.

           (c) Purchaser shall have no liability for, and Seller agrees to indemnify Purchaser in accordance with Section 8.1 against, any liabilities or obligations of Seller or Seller's Affiliates, or claims brought by former employees of Seller or Seller's Affiliates relating to Seller's termination of their employment with it or Seller's Affiliates. Without limiting the scope of the preceding sentence, Seller shall take any and all actions necessary to ensure that Purchaser and its Affiliates shall not be required to provide benefit coverage with respect to any such former employee under the continuation of coverage provisions contained in Section 4980B of the Code, Sections 601 through 608 of ERISA or applicable state laws.

     6.4 Litigation. From the date hereof through the Effective Time, Guarantor and Seller shall promptly notify Purchaser of any Actions which after the date hereof are threatened or commenced against the Seller, Seller's Affiliates, any Affiliate, officer, director, employee, consultant or agent or shareholder thereof, in their capacities as such, the Business or the Purchased Assets which, (a) challenges the consummation of the transaction contemplated by this Agreement, or (b) if decided adversely, could reasonably be expected to have a Material Adverse Effect upon the Business, the Purchased Assets, or the ability of the parties to consummate the transactions contemplated herein.

      6.5 Limited License. Purchaser hereby grants to Seller a non-transferable (except in connection with a sale of all or substantially all of the assets of Seller or its Affiliates as a business unit) perpetual world-wide, irrevocable paid up license to make and use the Intellectual Property included in U.S. Patent No. 5,507,596 - Underwater Work Platform Support System in the business of Seller, subject to the limitations set forth in
Section 6.7 hereto.

     6.6 Acquisition Proposals. Seller and Guarantor agree that until this Agreement is terminated in accordance with Section 9.1, they shall not, and shall not authorize or permit any of their Affiliates or officers, directors, employees, representatives or agents or the officers, directors, Affiliates, employees, representatives or agents of their Affiliates to, directly or indirectly, solicit, initiate, encourage or participate in any way in discussions or negotiations with, or provide any information or assistance to, or enter into any agreement with, any person or group of persons (other than Purchaser, its Affiliates or representatives) concerning (a) any acquisition, directly or indirectly, of Seller or Seller's Affiliates, or any interest therein or any part of the Purchased Assets (except for the assets sold in the ordinary course of their business consistent with past practice), (b) any sale, directly or indirectly, of any outstanding or newly issued capital stock or interest in or security convertible into capital stock of or interest in, Seller or Seller's Affiliates, or (c) any merger, consolidation, liquidation, dissolution, or similar transaction involving, directly or indirectly, Seller or Seller's Affiliates (each a "Prohibited Transaction"), or assist or participate in, facilitate or encourage any effort or attempt by any other person to do or seek to do any of the foregoing. Seller and Guarantor hereby represent and warrant to Purchaser that all discussions and negotiations with any person or group other than Purchaser occurring prior to the date of this Agreement have been terminated. From and after the date of this Agreement, Seller and Guarantor will immediately inform Purchaser in writing of receipt, directly or indirectly, of any written proposals relating to a Prohibited Transaction (including the specific terms thereof and the identity of the other party or parties thereto).

      6.7 Protection of Value of Purchased Assets. Because of Guarantor's or Seller's access to the Business' confidential information and trade secrets, each of the Guarantor and Seller would be in a unique position to divert business from the Business and to commit irreparable damage to the Business were Guarantor and Seller to be allowed to compete with the Business or to commit any of the other acts prohibited below; the enforcement of said restrictive covenants against each of Guarantor and Seller will not impose any undue burden upon such Guarantor or Seller; none of said restrictive covenants is unreasonable as to period or geographic area; and the ability to enforce said restrictive covenants against each of the Guarantor and Seller is a material inducement to the decision of Purchaser to consummate the transactions contemplated in this Agreement.
The Guarantor and Seller acknowledge that Purchaser would not purchase the Purchased Assets but for the agreements and covenants of Guarantor and Seller contained in this Section 6.7. Accordingly, Guarantor and Seller covenant and agree as follows:

     (a) Covenant . Guarantor and Seller shall not at any time within the Restricted Period, directly or indirectly, use any assets owned by Guarantor, Seller or any of their Affiliates to perform pipelay, pipebury, cablelay or cablebury services in the geographic areas and surrounding waters (excluding Brazil and its waters) serviced by the assets of the Business or in which the Purchased Assets were offered for work to customers within 24 months prior to the Closing Date (the "Geographic Area") provided, however, that specifically excluded from this covenant are the activities performed by ROV's (remote operated vessels) and ROV support vessels; installation of flexible pipe and related activities; all activities of Seller or Guarantor conducted anywhere in the world outside of the Geographic Area; and any activities of any alliance or joint venture of Guarantor or Seller that subcontracts pipelay or pipebury services from a third party or a member or affiliate of a member of the alliance or joint venture.

     (b) Solicitation of Business. During the Restricted Period, each of Guarantor and Seller shall not, directly or indirectly, solicit or assist any other Person to solicit any business in competition with the pipelay, pipebury, cablelay and cablebury services of the Business in the Geographic Area (other than for the Purchaser) from any present, past or future customer of the Business except to the extent of the exception set forth in clause (a) above; or request or advise any present or future customer of the Business to withdraw, curtail or cancel its business dealings with the Purchaser or any of its Affiliates.

     (c) Confidential Information. From and after the Closing Date, Guarantor and Seller shall keep secret and retain in strictest confidence, and shall not, directly or indirectly, use for the benefit of such Guarantor, Seller or any Person other than the Purchaser and its Affiliates all confidential matters and trade secrets known relating to the pipelay, pipebury, cablelay and cablebury services of the Business, including, without limitation, customer lists, pricing policies, operational methods, marketing plans or strategies, product development techniques or plans, business acquisition plans, new personnel acquisition plans, methods of manufacture, technical processes, designs and design projects, invention and research projects and other business affairs relating to the pipelay, pipebury, cablelay and cablebury services of the Business learned by Guarantor or Seller heretofore or hereafter, and shall not divulge, disclose or make assessable to any Person outside of the Purchaser and its Affiliates any such information except upon the Purchaser's express prior written consent.

     (d)   Rights  and  Remedies upon Breach.   If  Guarantor  or
     Seller breaches, or threatens to commit a breach of, any of the provisions of this Section 6.7, the Purchaser shall have the following rights and remedies:

                (i)  The right and remedy to have the restrictive
          covenants in this Section 6.7 specifically enforced by any court having equity jurisdiction and the Guarantor and Seller acknowledge and agree that any such breach or threatened breach will cause irreparable injury to the Purchaser and that monetary damages will not provide an adequate remedy to the Purchaser; and

               (ii) The right and remedy to require the Guarantor or Seller to indemnify the Purchaser against any other losses, damages, costs and expenses, including reasonable attorneys fees and court costs, which may be incurred by it and which result from or arise out of or relate to any such breach or threatened breach of the restrictive covenants in this Section 6.7.

     (e) Severability of Covenants. If any court of competent jurisdiction determines that any of the restrictive covenants in this Section 6.7, or any part thereof, is invalid or unenforceable with respect to Guarantor or Seller, the remainder of the restrictive covenants in this
     Section 6.7 shall not thereby be affected and shall be given full effect, without regard to the invalid portions. If any court of competent jurisdiction determines that any of the restrictive covenants in this Section 6.7, or any part thereof, is unenforceable because of the duration of such provision or the area covered thereby, such court shall have the power to reduce the duration or area of such provision and, in its reduced form, such provision shall then be enforceable and shall be enforced. Guarantor and Seller hereby waive any and all right to attack the validity of the restrictive covenants in this Section 6.7 on the grounds of the breadth of their geographic scope or the length of their term.

     (f) Enforceability in Jurisdictions. Each of Guarantor, Seller and the Purchaser intend to and do hereby confer jurisdiction to enforce the restrictive covenants in this
     Section 6.7 upon the courts of any jurisdiction within the geographical scope of such covenants. If the courts of any one or more of such jurisdictions hold the restrictive covenants in this Section 6.7 wholly unenforceable by reason of the breadth of such scope or otherwise, it is the intention of the Purchaser, Guarantor and Seller that such determination not bar or in any way affect the right of the Purchaser to the relief provided above in the courts of any other jurisdiction within the geographical scope of such covenants, as to breaches of such covenants in such other respective jurisdictions, such covenants as they relate to each jurisdiction being, for this purpose, severable into diverse and independent covenants.

      6.8 Assignment of Contracts; Transfer of Purchased Assets; Assistance in Contract Compliance. To the extent that the assignment of any Assumed Contract shall require the consent of any other Person, this Agreement shall not constitute an agreement to assign the same if the attempted assignment would constitute a breach thereof. Guarantors, Seller and Purchaser agree each to use reasonable efforts in each case to obtain consent to the assignment to Purchaser. If any required consent to assign to Purchaser any of the Purchased Assets or the benefits under any Assumed Contract is not obtained, the parties will cooperate in any reasonable arrangement designed to provide for Purchaser the benefit of such Purchased Assets or such Assumed Contract which Purchaser is denied or deprived as a result of the failure to obtain such consent or approval; provided that neither Guarantor nor Seller shall have any obligation to compensate Purchaser for the value, if any, of the benefit it fails to receive as a result of such consent not being obtained. Such "reasonable arrangement" will include Purchaser or its Affiliates subcontracting with Seller or its Affiliates to perform their obligations under the Assumed Contract on terms substantially similar to the Assumed Contract. Guarantor and Seller shall and shall cause their Affiliates upon the request of Purchaser to provide all equipment and operators not included in the Purchased Assets and owned or leased by Guarantor, Seller or their Affiliates, including but not limited to the "DMAC" tool, to Purchaser or its Affiliates as required to complete any contract for which such equipment or operators were included in the bid relating to such contract and Purchaser agrees to pay the amounts included in the contract bid for such equipment and operators for the provision of such equipment and operators out of amounts paid under the Contract.

     6.9  Taxes and Expenses.

           (a) Seller shall pay or cause Seller's Affiliates to pay all Taxes arising out of or in connection with the transactions effected pursuant to this Agreement and all Transfer Taxes. Seller and Purchaser shall cooperate, and Seller shall cause Seller's Affiliates to cooperate, in filing all necessary documentation and returns with respect to such Taxes. If any Transfer Taxes in the form of value added taxes paid or reimbursed by Seller under this Agreement become a direct credit or prepayment against Purchaser's unrelated value added tax liability in a particular country or jurisdiction, Purchaser shall promptly reimburse Seller to the extent such credit or prepayment is used by Purchaser (adjusted for any adverse consequences to Purchaser resulting from such credit or prepayment or the reimbursement thereof).

           (b) Seller shall pay or cause Seller's Affiliates to pay all Taxes with respect to the Business and the Purchased Assets that are payable or become payable after the date hereof with respect to periods ending on or prior to the transfer thereof on the Closing Date provided that Purchaser shall reimburse Seller for all such Taxes paid to the extent such Taxes constitute Assumed Liabilities. Purchaser shall pay all Taxes with respect to the Business and Purchased Assets that are payable or become payable with respect to periods commencing after the transfer thereof on the Closing Date. The amount of Seller's or Seller's Affiliates (excluding the Acquired Companies) liability for Taxes for periods up to and including the Closing Date shall be determined in accordance with Seller's or Seller's Affiliates methods prior to the Closing Date.

           (c) Except as may otherwise be specifically provided herein, each party shall be responsible for its own expenses, including without limitation the fees of accountants and attorneys, which are incurred in connection with the negotiation and execution of this Agreement and the consummation of the transactions herein contemplated.

     6.10 Access to Records After Closing Date.

           (a) Guarantor, Seller and Purchaser agree that, so long as the books and records retained by Guarantor, Seller and any Seller's Affiliate relating to the Business or the Purchased Assets or the books and records delivered to Purchaser hereunder remain in existence and available, each party shall have the right to inspect and, at its expense, to make copies of the same at any time during business hours for any proper purpose. For a period of seven (7) years following the Closing Date, the parties hereto will not, without first having offered to deliver the same to the other party, destroy or permit the destruction of any of such books and records or any schedules, workpapers and any other documents relating to any Tax Returns in its or its Affiliates' possession. Each party agrees that it will make available, and it will cause its Affiliates to make available, to the other and to any accountants or attorneys or tax agents authorized by such other party, at the expense of the party requesting the same, any such records or information needed in connection with any Tax matters, litigation or similar matters.

           (b) Seller and each member of the Seller Group shall grant to Purchaser (or its designees) access at all reasonable times to all of the information, books and records relating to the Purchased Companies within the possession of Seller or any member of the Seller Group (including workpapers and correspondence with taxing authorities), and shall afford Purchaser (or its designees) the right (at Purchaser's expense) to take extracts therefrom and to make copies thereof, to the extent reasonably necessary to permit Purchaser (or its designees) to prepare Tax Returns, to conduct negotiations with Tax authorities, and to implement the provisions of, or to investigate or defend any claims between the parties arising under, this Agreement.

           (c) Purchaser shall grant or cause the Purchased Companies to grant to Seller (or its designees) access at all reasonable times to all of the information, books and records relating to the Purchased Companies within the possession of Purchaser, the Purchased Companies (including workpapers and correspondence with taxing authorities), and shall afford Seller (or its designees) the right (at Seller's expense) to take extracts therefrom and to make copies thereof, to the extent reasonably necessary to permit Seller (or its designees) to prepare Tax Returns, to conduct negotiations with Tax authorities, and to implement the provisions of, or to investigate or defend any claims between the parties arising under, this Agreement.

     6.11 Allocation of Purchase Price. Purchaser, Guarantor and Seller agree to allocate the Purchase Price and all other capitalized costs among the Purchased Assets prior to the Closing Date. Purchaser shall prepare a further allocation of the Purchase Price among the Purchased Assets in accordance with section 1060 of the Internal Revenue Code of 1986 (the "Code") and applicable Treasury Regulations (the "Purchase Price Allocation") and shall submit such allocation to Seller no later than ten days prior to the Closing Date. Purchaser, Seller and Guarantor shall not take any position on any federal or state Tax Return or other filing that is inconsistent with the Purchase Price Allocation. Purchaser and Seller shall duly prepare and timely file such reports and information returns as may be required under section 1060 of the Code and any applicable Treasury Regulations and any corresponding provisions of applicable state income tax laws to report the allocation of the Purchase Price among the Purchased Assets in accordance with the Purchase Price Allocation.

      6.12 Agreement to Defend. In the event any claim or Action or other proceeding by any Governmental Authority or other Person or other legal or administrative proceeding is commenced that questions the validity or legality of the transactions contemplated hereby or seeks damages in connection therewith, whether before or after the Effective Time, Guarantor, Seller and Purchaser agree to cooperate and use reasonable efforts to defend against and respond thereto. The parties hereto each severally agree and covenant not to institute, commence, assist or participate in any Action or other proceeding seeking to challenge or restrain the transactions contemplated herein.

       6.13 Release. Except for the indebtedness of and liabilities of and claims against the Acquired Companies which are assigned to Purchaser or its Affiliates in accordance with
Section 6.18 hereof, effective as of the Closing Date, Guarantor, Seller and Seller's Affiliates, without the necessity of executing any other document, jointly and severally, release and discharge the Business and the Acquired Companies, and their officers, directors, employees, agents and attorneys in such capacities, from any and all claims, contentions, demands, causes of action at law or in equity, debts, liens, agreements, notes, obligations or liabilities of any nature, character or description whatsoever, whether known or unknown, which they or any of them may now or hereafter have against any such Persons by reason of any matter, event, thing or state of facts occurring, arising, done, omitted or suffered to be done at or prior to the Effective Time provided that this release shall not release or discharge any employee, officer, director, agent or attorney for any willful acts of theft, conversion or other criminal act of which Seller has no knowledge as of the date hereof.

     6.14 Dispute Assistance. Guarantor and Seller agree that in the event of any dispute with respect to the Business arising out of or relating to events which occurred at or prior to the Closing, they shall cooperate with Purchaser, at no cost to Purchaser, in the resolution of such dispute, including, without limitation, making appearances in any litigation which may result therefrom; provided, however, that Guarantor's or Seller's agreement so to cooperate shall not be deemed an acceptance by Guarantor or Seller of any liability arising from such dispute, as to which the other provisions of this Agreement shall control.

      6.15 Closing Balance Sheet. On or before a date that is 45 days following the Closing (or the next Business Day if such day is not a Business Day), Purchaser will prepare and deliver to Seller a balance sheet for the Business (the "Closing Balance Sheet") as of the close of business on the Closing Date. The Closing Balance Sheet shall be prepared by Purchaser in accordance with GAAP.

     6.16 Payment of Liabilities. Seller and Seller's Affiliates shall pay or otherwise satisfy in the ordinary course all claims and liabilities relating to the Purchased Assets or the Business incurred through the Closing Date other than Assumed Liabilities; provided, however, that Seller and Seller's Affiliates shall have the right to dispute any such claims or liabilities in good faith.

      6.17 Delivery of Habitat. Seller agrees, at its own cost and expenses, to deliver that certain hyperberic dry-welding habitat (Whale No. 6), together with all related parts and equipment, to Purchaser's facility in Perth, Australia within 60 days after the Closing Date.

      6.18 Indebtedness of Acquired Companies. Guarantor and Seller shall, and shall cause each of Seller's Affiliates and each Person controlled by or under common control with them to, assign and transfer to Purchaser or its Affiliates (i) all indebtedness or other liabilities of the Acquired Companies owed to Guarantor, Seller, Seller's Affiliates and each Person controlled by or under common control with such Persons existing as of the Closing Date and (ii) all claims of Guarantor, Seller, Seller's Affiliates and each Person controlled by or under common control with such Persons existing as of the Closing Date.

     6.19 Section 338(h)(10) Elections. Guarantor, as the common parent of the affiliated group of corporations filing a consolidated federal income Tax Return which includes the Seller and its subsidiaries (the "Seller Group"), agrees that it will join Purchaser in making a timely, irrevocable and effective election under section 338(h)(10) of the Code and a similar election under any applicable state income tax law (collectively the "Section 338(h)(10) Elections") with respect to Purchaser's purchase of the Acquired Companies Stock. To facilitate such an election, at the Closing Seller shall deliver to Purchaser an Internal Revenue Service Form 8023 and any similar forms under applicable state income tax law (the "Forms") with respect to Purchaser's purchase of the shares, which Forms shall have been duly executed by an authorized person for Seller. Purchaser shall cause the Forms to be duly executed by an authorized person for Purchaser, shall complete the schedules required to be attached thereto, shall provide a copy of the executed Form and schedules to Seller, and shall duly and timely file the Forms as prescribed by Treasury Regulation 1.338(h)(10)-1 or the corresponding provisions of applicable state income Tax law.

     6.20 Preparation and Filing of Tax Returns.

          (a) With respect to each Tax Return covering a taxable period ending on or before the Closing Date that is required to be filed after the Closing Date for, by or with respect to the Acquired Companies (other than the Tax Returns described in paragraph (c)), Seller shall cause such Tax Return to be prepared, shall cause to be included in such Tax Return all items of income, gain, loss deduction and credit or other items (collectively "Tax Items") required to be included therein, and shall deliver the original of such Tax Return to Purchaser at least 30 days prior to the due date (including extensions) of such Tax Return. Seller shall pay to Purchaser the amount of any Taxes due with respect to the period covered by such Tax Return to the extent such amount exceeds the Assumed Liabilities for Taxes not less than 5 days prior to the due date of such Tax Return. Purchaser shall cause the Acquired Companies to file timely such Tax Return with the appropriate taxing authority and to pay the amount of Taxes shown to be due on such Tax Return.

           (b) With respect to each Tax Return covering (i) a taxable period beginning on or before the Closing Date and ending after the Closing Date or, (ii) a taxable period beginning after the Closing Date, that is required to be filed after the Closing Date for, by or with respect to an Acquired Company (other than the Tax Returns described in paragraph (c)), Purchaser shall cause such Tax Return to be prepared, shall cause to be included in such Tax Return all Tax Items required to be included therein. Purchaser shall determine (by an interim closing of the books as of the Closing Date except for ad valorem Taxes and franchise Taxes based on capital which shall be pro rated on a daily basis) the portion, if any, of the Tax due with respect to the period covered by such Tax Return which is attributable to an Acquired Company, the Business or the Purchased Assets for a Pre-Closing Taxable Period. At least 30 days prior to the due date (including extensions) of such Tax Return, Purchaser shall deliver to Seller a copy of such Tax Return and of its determinations. Seller shall pay to Purchaser the amount attributable to the Pre-Closing Taxable Period to the extent such amount exceeds the Assumed Liabilities for Taxes not less than 5 days prior to the due date of such Tax Return. Purchaser shall cause the Acquired Companies to file timely such Tax Return with the appropriate taxing authority and to pay timely the amount of Taxes shown to be due on such Tax Return.

            (c) Seller shall cause to be included in the consolidated federal income Tax Returns (and the state income Tax Returns of any state that permits consolidated, combined or unitary income Tax Returns, if any) of the Seller Group for all periods ending on or before or which include the Closing Date, all Tax Items of the Acquired Companies which are required to be included therein, shall file timely all such Tax Returns with the appropriate taxing authorities and shall pay timely all Taxes due with respect to the periods covered by such Tax Returns.

           (d) Any Tax Return to be prepared pursuant to the provisions of this Section 6.20 shall be prepared in a manner consistent with practices followed in prior years with respect to similar Tax Returns, except for changes required by changes in law.

      6.21 Further Assurances. After the Closing on the Closing Date, and for no further consideration, Guarantor and Seller shall, and shall cause each of Seller's Affiliates to, perform all acts and execute, acknowledge and deliver such assignments, transfers, consents and other documents and instruments as Purchaser or its counsel may reasonably request, in each case, to vest in Purchaser's Affiliates and protect Purchaser's Affiliates' right, title and interest in, and enjoyment of, the Purchased Assets conveyed at such closing.

                           ARTICLE VII
                           CONDITIONS

      7.1 Conditions Precedent to Guarantors' and Seller's Obligations. The obligation of Seller to consummate the transactions provided for in this Agreement is, at the option of Seller, subject to satisfaction of the following conditions at or before the Closing Date:

            (a) The representations and warranties made by Purchaser in this Agreement and in each of the Purchaser Documents delivered pursuant hereto on or before the Closing Date shall be true and correct with the same force and effect as though such representations and warranties had been made at and as of the Closing Date. All of the covenants, terms and conditions of this Agreement to be complied with or performed by Purchaser at or before the Closing Date shall have been complied with and performed in all material respects. Purchaser shall have delivered to Seller a certificate to the foregoing effect dated the Closing Date and signed by the President or a Vice President or other authorized officer of Purchaser;

          (b) All material consents and approvals, if any, which are required from any Government Entity in order to permit Seller and Seller's Affiliates to consummate the transactions contemplated by this Agreement shall have been duly given;

           (c) On the Closing Date, there shall be in effect no injunction, order or decree of any nature issued, ordered or granted by any Governmental Entity of competent jurisdiction that restrains or prohibits in any material respect, or would award substantial damages in connection with, the consummation of the transactions contemplated hereby;

           (d) Purchaser shall have executed (where appropriate) and delivered to Seller the documents referred to in
     Section 3.3 herein;

           (e) The waiting period (and any statutory extension thereof) applicable to the consummation of the transactions contemplated hereby under the HSR Act shall have expired or been terminated and no action, suit or proceeding shall have been instituted by the Justice Department or the Federal Trade Commission to challenge the transactions contemplated hereby under the Clayton Act or the Sherman Act;

           (f) Seller shall have received an opinion dated the Closing Date of Vinson & Elkins L.L.P., counsel to Purchaser in form and substance substantially similar to the form thereof attached as Appendix III; and

           (g) Guarantor, Seller and Purchaser shall have agreed to the allocation of the Purchase Price as contemplated by the first sentence of Section 6.11.

      7.2 Conditions Precedent to Purchaser's Obligations. The obligation of Purchaser to consummate the transactions provided for in this Agreement is, at the option of Purchaser, subject to satisfaction of the following conditions at or before the Closing
Date:

           (a) The representations and warranties made by Seller in this Agreement shall be true and correct with the same force and effect as though said representations and warranties had been made at and as of the Closing Date. All of the covenants, terms and conditions of this Agreement to be complied with and performed by Guarantor and Seller or Seller's Affiliates at or before the Closing Date shall have been complied with and performed in all material respects. Seller shall have delivered to Purchaser a certificate to the foregoing effect dated the Closing Date and signed by the President, Vice President or other authorized officer of Seller;

           (b) From the date of this Agreement to the Closing Date, there shall not have occurred any change in the Business or the Purchased Assets which has had or is reasonably expected to have a Material Adverse Effect;

           (c)  [Intentionally Omitted]

           (d) On the Closing Date, there shall be in effect no injunction, order or decree of any nature issued, ordered or granted by any Governmental Entity of competent jurisdiction that restrains or prohibits in any material respect or would award substantial damages in connection with, the consummation of the transactions contemplated hereby;

          (e) All material consents and approvals, if any, which are required from any Government Entity in order to permit Purchaser to consummate the transactions contemplated by this Agreement to occur on the Closing Date shall have been duly given;

          (f)  Seller shall have executed (where appropriate) and
     delivered  to  Purchaser  the  documents  referred   to   in
     Section 3.2 herein;

           (g) The waiting period (and any statutory extension thereof) applicable to the consummation of the transactions contemplated hereby under the HSR Act shall have expired or been terminated and no action, suit or proceeding shall have been instituted by the Justice Department or the Federal Trade Commission to challenge the transactions contemplated hereby under the Clayton Act or the Sherman Act;

           (h) Purchaser shall have received an opinion of counsel for Guarantor and Seller (which can be from in-house counsel) substantially in form and of the substance set forth in Appendix IV hereto;

           (i) Seller shall have delivered to Purchaser releases of all Liens set forth on Schedule 4.7(a) to Seller's
     Disclosure Letter; and

           (j) Guarantor, Seller and Purchaser shall have agreed to the allocation of the Purchase Price as contemplated by the first sentence of Section 6.11.

                          ARTICLE VIII
          SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION

      8.1 Survival of Representations. The representations and warranties set forth in Sections 4.1, 4.2, 4.7(a) and 5.2 shall survive the Closing, and any investigations by the parties and shall survive indefinitely. The representations and warranties set forth in Sections 4.5 and 4.11 shall survive the Closing, and any investigations by the parties and with respect to the representations and warranties set forth in Section 4.11 shall survive until midnight Houston time on the third anniversary of the Closing Date and shall then expire and with respect to the representations and warranties set forth in Section 4.5 shall survive until expiration of the statute of limitations or other limitations or the time within which claims relating to the underlying matters covered by such representation and warranties shall have expired and shall then expire, unless the period covered by such statute of limitations or similar limitation shall exceed five years or shall be of indefinite duration, in which event such representations and warranties shall survive until midnight Houston time on the fifth anniversary of the Closing Date and shall then expire. All other representations and warranties of the parties or any authorized representative thereof contained in this Agreement, or in any Seller Document, Guarantor Document or Purchaser Document shall survive the Closing, and any investigations by the parties, and shall survive until midnight Houston time on the second anniversary of the Closing Date, and shall then expire. Upon the expiration of any representation and warranty pursuant to this Section 8.1, unless written notice of a claim based on such representation and warranty shall have been delivered to the Indemnitee prior to the such expiration, no claim may be brought based on the breach of such representation and warranty.

     8.2  Indemnity.

           (a) Subject to the provisions of this Article VIII, Seller shall indemnify and hold Purchaser and its wholly-owned Affiliates, the Acquired Companies and Purchaser's permitted assigns and successors in interest to the Purchased Assets ("Purchaser Indemnitees") harmless from and against any Losses of any kind or nature whatsoever, which may be incurred or suffered by any of the Purchaser Indemnitees and which may arise out of, result from, or be based upon:

                 (i) any breach of or inaccuracy in any representation or warranty of Seller made in this Agreement or any Seller Documents;
                (ii) the ownership, management, operation or use by Seller or Seller's Affiliates of the Purchased
          Assets or the conduct of the Business by Seller or Seller's Affiliates on or prior to the Closing Date other than the Assumed Liabilities;

                      (iii)       any   debts,   liabilities   or
          obligations of, or claims against Guarantor, Seller or any of Seller's Affiliates (other than the Acquired Companies), direct or indirect, fixed, contingent or otherwise, known or unknown, existing as of or prior to the Closing Date or arising out of facts or circumstances existing at or prior to the Closing Date other than the Assumed Liabilities;

                     (iv)  any  debts, liabilities or obligations
          of, or claims against any of the Acquired Companies, direct or indirect, fixed, contingent or otherwise, known or unknown, existing as of or prior to the Closing Date or arising out of facts or circumstances existing at or prior to the Closing Date other than those liabilities which are reflected or reserved against on the Subtec Balance Sheet; and

                (v) the failure of Guarantor, Seller or Seller's Affiliates to perform the covenants and obligations imposed on it by this Agreement or the Seller Documents or to discharge liabilities to third Persons (other than the obligations listed or described on Schedule 1.1(e) to Seller's Disclosure Letter relating to Assumed Contracts or otherwise expressly assumed by Purchaser herein);

provided, however, that Seller shall have no obligation to indemnify and hold Purchaser Indemnitees harmless (A) with respect to claims or Losses arising out of, resulting from or based upon any breach or inaccuracy in any representation or warranty of Seller unless Seller receives notice of such claims or Losses in accordance with Section 8.3 prior to the expiration of such representation or warranty as provided in Section 8.1 hereof (or, if the applicable survival period is the statute of limitations or similar period, within 20 Business Days after the end of the applicable period) or (B) with respect to claims or Losses arising out of, resulting from or based upon the ownership, management, operation or use by Seller or Seller's Affiliates of the Purchased Assets or the conduct of the Business by Seller or Seller's Affiliates on or prior to the Closing Date unless Seller receives notice of such claims or Losses in accordance with Section 8.3 prior to the fifth anniversary of the Effective Time.

           (b) Subject to the provisions of this Article VIII, Purchaser shall indemnify and hold Guarantor, Seller and its wholly-owned Affiliates ("Seller Indemnitees") harmless from and against, any Losses of any kind or nature whatsoever, which may be incurred or suffered by any of the Seller Indemnitees and which may arise out of, result from, or be based upon:

                     (i)   any  breach  of or inaccuracy  in  any
          representation or warranty of Purchaser made in this Agreement or in any Purchaser Documents;

                (ii) the ownership, management, operation or use by Purchaser or its Affiliates of the Purchased Assets or the conduct of the Business following the Closing
          Date;

                     (iii)      the failure of Purchaser  or  its
          Affiliates to pay, perform or discharge when due obligations arising under the Assumed Contracts after the Closing Date; and

                     (iv) the failure of Purchaser to perform the
          covenants and obligations imposed on it by this Agreement or any of the Purchaser Documents, including the payment of all Transfer Taxes as provided in this Agreement;

provided, however, that Purchaser shall have no obligation to indemnify and hold Seller Indemnitees harmless (A) with respect to Claims or Losses arising out of, resulting from or based upon any breach or inaccuracy in any representation or warranty of Purchaser unless Purchaser receives notice of such Claims or Losses in accordance with Section 8.3 prior to the expiration of such representation or warranty as provided in Section 8.1 hereof or (B) with respect to Claims or Losses arising out of, resulting from or based upon the ownership, management, operation or use by Purchaser of the Purchased Assets or the conduct of the Business by Purchaser after the Closing Date unless Purchaser receives notice of such Claims or Losses in accordance with Section 8.3 prior to the fifth anniversary of the Effective Time.

     8.3  Notice and Participation

           (a) If a claim, demand or Action is asserted by a third Person against a Person indemnified pursuant to this
     Article VIII ("Indemnitee"), and if such Indemnitee intends to seek indemnity with respect thereto under this Article VIII (which claim, demand or Action is herein called an "Third Party Claim"), the Indemnitee shall promptly, and in any event within 30 days of the assertion of such Third Party Claim, notify the Person from whom indemnification is sought ("Indemnitor") of such Third Party Claim which notice shall state with reasonable particularity the circumstances giving rise to such notice. Failure to notify the Indemnitor timely shall not relieve the Indemnitor of any liability which the Indemnitor might have to the Indemnitee except to the extent (and only to the extent) such failure materially prejudices the Indemnitor's position. In the event of the assertion of any Third Party Claim, Indemnitor, at its option, may assume (with legal counsel reasonably acceptable to the Indemnitee) at its sole cost and expense the defense of any Third Party Claim if it acknowledges to the Indemnitees in writing its obligations to indemnify the Indemnitee with respect to all elements of such Third Party Claim, and may assert any defense of Indemnitee or Indemnitor; provided that Indemnitee shall have the right at its own expense to participate jointly with Indemnitor in the defense of any such Third Party Claim; provided, however, that if the Indemnitee, in its sole discretion, determines that there exists a conflict of interest between the Indemnitor (or any constituent party thereof) and the Indemnitee or that different defenses may be available, the Indemnitee (or any constituent party thereof) shall have the right to engage separate counsel, the reasonable costs and expenses of which shall be paid by the Indemnitor, but in no event shall the Indemnitee be liable for the costs and expenses of more than one such separate counsel. Counsel representing both the Indemnitor and the Indemnitee must acknowledge in writing its obligation to act as counsel for all parties being represented and must acknowledge and respect separate attorney client privileges with respect to each party represented. If Indemnitor elects to undertake the defense of any Third Party Claim hereunder, Indemnitee shall cooperate with Indemnitor in the defense or settlement of the Third Party Claim. The Indemnitor shall not be entitled to settle any Third Party Claim without the prior written consent of the Indemnitee, which consent shall not be unreasonably withheld.

           (b) If the Indemnitor, by the thirtieth day after receipt of notice of any Third Party Claim (or, if earlier, by the tenth day preceding the day on which an answer or other pleading must be served in order to prevent judgment by default in favor of the person asserting the Third Party Claim) does not assume actively and in good faith the defense of any such Third Party Claim or Action resulting therefrom, the Indemnitee may defend against such claim or litigation, after giving notice of the same to the Indemnitor, on such terms as the Indemnitee may deem appropriate, and the Indemnitor shall be entitled to participate in (but not control) the defense of such action, with its counsel and at its own expense. The Indemnitee shall not settle or compromise any Third Party Claim for which it is entitled to indemnification hereunder, without the prior written consent of the Indemnitor (which shall not be unreasonably withheld or delayed) unless suit shall have been instituted against it and the Indemnitor shall not have taken control of such suit. Notwithstanding anything in this Article XIII to the contrary (a) Purchaser shall in all cases be entitled to control of the defense of any action if it (I) may adversely effect the Purchaser or its Affiliates other than as a result of money damages; or (II) may have an adverse impact on the Business or the financial condition of Purchaser or its Affiliates (including an effect on the Tax liabilities, earnings or ongoing business relationships of Purchaser or its Affiliates) even if the Indemnitors pay all indemnification amounts in full, and (b) the Indemnitor shall not, without the written consent of the Indemnitee (which shall not be unreasonably withheld or delayed), settle or compromise any Third Party Claim or consent to the entry of any judgment which does not include as an unconditional term thereof the giving by the claimant or the plaintiff to the Indemnitee of an unconditional release from all liability in respect of such Third Party Claim.

           (c) If any Indemnitee believes there exists any claim (other than Third Party Claims) with respect to which any Indemnitor is obligated to provide indemnification pursuant to Sections 8.1(a) or 8.1(b), or pursuant to any other specific indemnification covenant contained in this Agreement, the Indemnitee shall give the Indemnitor written notice thereof which notice shall state with reasonable particularity the circumstances giving rise to such Claim and shall specify, if known, the amount of the Losses for which indemnification is sought.

      8.4 Indemnification of Negligence of Indemnitee. The indemnification provided in this Article VIII shall be applicable whether or not the Losses are contributed to by the negligence or fault of the Indemnitee, provided that in the event of such contributory negligence or fault of Indemnitee, then Indemnitee shall not be indemnified hereunder in the proportion that the Indemnitee's negligence or fault caused any such Losses.

      8.5 Indemnification Threshold; Maximum Losses; Exclusive Remedy. Except in cases of fraud, knowing or willing misrepresentation, neither the Purchaser Indemnitees on the one hand, nor the Sellers Indemnitees on the other hand shall be entitled to make any claim for indemnification under Section 8.2(a)(i) or 8.2(b)(i), respectively, (a) unless and until the aggregate of all Losses suffered by them and for which indemnification under such provision is sought shall exceed $900,000, but in such event, such Person shall be entitled to indemnification for the full amount of such Losses without regard to the $900,000 threshold and (b) except for Losses resulting from breaches of Sections 4.1, 4.2 and 4.7, neither Seller nor Guarantor shall have any obligation under Section 8.2(b)(i) in respect of Losses in excess of $51,000,000. Except as provided in Section 6.7(d) in the event the Closing Date occurs, the remedies provided in this Article 8 shall be the exclusive remedy for damages (whether at law or in equity) as a result of or relating to Losses.

      8.6 Payment. Any claim, other than a Third Party Claim, shall be conclusive against the Indemnitor in all respects 90 days after receipt by the Indemnitor of notice thereof in accordance with Section 8.3(c), unless within such period the Indemnitor sends the Indemnitee a notice disputing the propriety of the claim. Such notice of dispute shall described the basis for such objection and the amount of the claim as to which the Indemnifying Party does not believe should be subject to indemnification. If it is finally determined that all or a portion of such claim amount is owed to the Indemnitee, the Indemnitor shall, within 5 Business Days of such determination, pay the Indemnitee such amount owed in cash, together with interest from the date that the Indemnitee initially requested such payment until the date of actual payment, at an annual rate equal to the prime interest rate then generally in effect on the date of payment as set forth in The Wall Street Journal.

                           ARTICLE IX
                           TERMINATION

     9.1  Termination.  This Agreement may be terminated by:

           (a) the mutual consent of Purchaser, Guarantor and Seller;

          (b) the Purchaser at any time prior to the Closing (i) in the event the Seller or Guarantor has breached any representation, warranty, or covenant contained in this Agreement in any material respect and the Purchaser has notified the Seller of the breach, and (x) if such breach is curable by Seller or Guarantor and such breach has continued without cure for a period of 10 days after the notice of breach or (y) Seller and Guarantor have not provided indemnification and agreed to hold Purchaser and its Affiliates harmless from all Losses resulting from or arising out of such breach in a manner reasonably satisfactory to Purchaser or (ii) if the Closing shall not have occurred on or before the later of July 31, 1997 and the eleventh day after any notice given by Purchaser pursuant to clause (i) above by reason of the failure of any condition precedent under Section 7.2 hereof (unless the failure results primarily from the Purchaser itself breaching any representation, warranty, or covenant contained in this Agreement);

           (c) the Seller may terminate this Agreement at any time prior to the Closing (i) in the event the Purchaser has breached any representation, warranty, or covenant contained in this Agreement in any material respect, the Seller has notified the Purchaser of the breach and (x) if such breach is curable by Purchaser and such breach has continued without cure for a period of 10 days after the notice of breach or (y) Purchaser has not provided indemnification and agreed to hold Seller, Guarantor and their Affiliates harmless from all Losses resulting from or arising out of such breach in a manner reasonably satisfactory to Seller, or (ii) if the Closing shall not have occurred on or before the later of July 31, 1997 and the eleventh day after any notice given by Seller pursuant to clause (i) above, by reason of the failure of any condition precedent under
     Section 7.1 hereof (unless the failure results primarily from the Seller itself breaching any representation, warranty, or covenant contained in this Agreement);

           (d) either Guarantor and Seller or Purchaser if there shall be in effect at any time a final unappealable injunction, order or decree of any nature issued, ordered or granted by any Governmental Entity of competent jurisdiction that restrains or prohibits in any material respect, or would award substantial damages in connection with, consummation of the transactions contemplated hereby;

           (e)   Purchaser  pursuant to the  second  sentence  of
     Section 2.1(b) herein; or

           (f) either Guarantor and Seller or Purchaser pursuant to the proviso to Section 10.11 herein.

     9.2  Effect of Termination.

            (a)    In  the  event  of  termination  pursuant   to
     Section 9.1 herein, written notice shall forthwith be given to the other parties. In the event of termination of this Agreement, neither Purchaser, Guarantor nor Seller nor any of their respective stockholders, directors, officers or employees shall have any liability to the other party or any of the foregoing for costs, expenses, loss of anticipated profit or otherwise, provided, however, that if such termination was caused by or resulted from an intentional breach (or a breach resulting from gross negligence) of any covenant of this Agreement, then the party breaching this Agreement shall indemnify and hold harmless the other parties for all of their out-of-pocket costs, fees and expenses, including those of their legal counsel, accountants, financial advisors and other experts and advisors, incident to the negotiation, due diligence, pursuit, preparation and execution of this Agreement and the transactions contemplated hereby.

           (b) Notwithstanding the termination of this Agreement pursuant to Section 9.1 herein, the obligations of the parties hereto under the following sections shall survive such termination: Sections 6.9(c), 9.2, 10.7 and 10.8.

                            ARTICLE X
                          MISCELLANEOUS

      10.1 Waivers and Amendments. Any waiver of any term or condition of this Agreement, or any amendment or modification of this Agreement, shall be effective only if set forth in a written document executed by a duly authorized officer of each of the parties. A waiver of any breach or failure to enforce any of the terms or conditions of this Agreement shall not in any way affect, limit or waive a party's other rights hereunder at any time to enforce strict compliance thereafter with every term or condition of this Agreement.

      10.2 Notices. Any notice, request, instruction, demand or other communication to be given hereunder by either party hereto to the other shall be given in writing and shall be delivered either by hand, by telegram, telex, telecopy or similar facsimile means, or by registered or certified mail, postage prepaid, return receipt requested, as follows:

          (a)  If to Purchaser, addressed to:

               Global Industries, Ltd.
               900 Haliburton Centre
               5151 San Felipe
               Houston, Texas 77056
               Attention:  William J. Dore
               Telecopy No: 713/624-2299

               With copies to:

               Jeffery B. Floyd
               Vinson & Elkins L.L.P.
               2500 First City Tower
               1001 Fannin
               Houston, Texas  77002-6760
               Telecopy No: 713/758-2346

          (b)  If to Guarantor or Seller, addressed to:

               SubSea International, Inc.
               Greenwell Base
               Greenwell Road
               Aberdeen AB12 3AX Scotland
               U. K.
               Attention:  Brent Ford
               Telecopy No:  011-44-1224-292-270

               With a copy to:

               C.E. Ables
               Vice President and General Counsel
               Dresser Industries, Inc.
               2001 Ross Avenue
               Dallas, Texas  75201
               Telecopy No:  214-740-6009

or to such other address or number as either party shall have previously designated by written notice given to the other party in the manner hereinabove set forth. Notices shall be deemed given when received, if sent by telegram, telex, telecopy or similar facsimile means, and when delivered and receipted for, if mailed or hand delivered.

      10.3 Headings. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

     10.4 [Intentionally Deleted].

      10.5 Entire Agreement. This Agreement, Seller's Disclosure Letter, any Supplemental Asset Acquisition Agreements, the Appendices hereto, Seller Documents and the Purchaser Documents constitute the entire agreement between the parties pertaining to the subject matter hereof and supersede all other prior and contemporaneous agreements and understandings, both oral and written, of the parties in connection therewith. No covenant or condition not expressed in this Agreement shall affect or be effective to interpret, change or restrict this Agreement.

      10.6 Severability. If any term, provision, covenant or condition of this Agreement is held by any court of competent jurisdiction to be invalid, void or unenforceable in any respect, the remainder of such term, provision, covenant or condition in every other respect and the remainder of the terms, provisions, covenants or conditions of this Agreement shall continue in full force and effect and shall in no way be affected, impaired or invalidated.

      10.7 Public Announcements. Neither of the parties hereto, except as required by any law, Governmental Entity or stock exchange rule, shall release to the public any information concerning this Agreement or the transactions contemplated hereby, without having first obtained the approval of the other parties hereto, which approval may not be unreasonably withheld.

     10.8 Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY AND
CONSTRUED  IN  ACCORDANCE WITH THE LAWS OF  THE  STATE  OF  TEXAS
WITHOUT REFERENCE TO THE CHOICE OF LAW PRINCIPLES THEREOF.

      10.9 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement shall not be assigned without the express prior written consent of the parties hereto except that the rights and obligations of Purchaser may be assigned and delegated to any wholly-owned Affiliate of Purchaser without the consent of the other parties hereto, provided, however, that no such assignment or delegation shall relieve Purchaser of liability therefor.

      10.10 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      10.11 Risk of Loss. The risk of any loss, damage, impairment, confiscation or condemnation of the Purchased Assets, or any part thereof, shall be upon the Seller and its Affiliates at all times prior to the Closing Date. In any such event, the proceeds of, or any claim for any loss payable under any insurance policy, judgment or award with respect thereto shall be payable to Seller. In such event, Seller shall either: (i) repair, replace or restore any such property as soon as possible after its loss, impairment, confiscation or condemnation; or (ii) if insurance proceeds are sufficient to repair, replace or restore the property, pay such proceeds to Purchaser on the Closing Date; provided that in the event of damage that would have a Material Adverse Effect on the Business or the Purchased Assets, either party may terminate this Agreement.

      10.12 Transfer of Certain Assets. Purchaser may cause Seller to transfer to one or more of Purchaser's Affiliates on the Closing Date all of the Purchased Assets to be sold, conveyed, transferred, assigned and delivered to Purchaser hereunder. Any such transfers shall be to Purchaser's Affiliates designated by Purchaser, and such designation shall not relieve Purchaser from any of its obligations under this Agreement and shall be made on or prior to the fifth business day preceding the Closing Date, and provided that such designation does not increase any Transfer Taxes otherwise payable by Seller.

      10.13 Guarantee. The Guarantor hereby unconditionally and irrevocably guarantees to Purchaser and its permitted assigns the full and punctual performance or payment when due of all the obligations of the Seller, including pursuant to the provisions of Articles Eight hereof, now or hereafter existing under this Agreement or any of the Sellers Documents (the "Obligations"). The liability of the Guarantor under this Guarantee shall be absolute, direct and unconditional, irrespective of any change in the existence, structure or ownership of the Seller or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Seller or its assets. This guarantee shall continue to be effective or be reinstated, as the case may be, if at any time any performance or payment of any of the Obligations is annulled, set aside, invalidated, declared to be fraudulent or preferential, or rescinded or is otherwise returned, refunded or repaid by Purchaser. This guarantee shall
(a) remain in full force and effect until performance or payment in full of all of the Obligations; (b) be binding upon the Guarantor, its successors and assigns; provided, however, that the Guarantor's obligations hereunder may not be assigned without the consent of Purchaser; and (c) inure to the benefit of and be enforceable by Purchaser and its successors, transferees and permitted assigns. The Guarantor hereby waives presentment, demand, protest, diligence, notice of acceptance and, except as set forth herein, and to the fullest extent permitted by applicable law, any other notice with respect to any of the Obligations and this guarantee; and any requirement that Purchaser exhaust any right or take any action first against the Seller or any other Person or entity (it being the intention of the parties hereto that this guarantee is to be a guarantee of performance or payment and not of collection) or that the Seller or any other Person be joined in any action hereunder. Should Purchaser seek to enforce the obligations of the Guarantor hereunder by action in any court having jurisdiction over the Guarantor and the subject matter hereof, the Guarantor waives any necessity, substantive or procedural, that a judgement previously be rendered against the Seller or any other Person, or that any action be brought against the Seller or any other Person, or any other Person should be joined in such cause. Such waiver shall be without prejudice to Purchaser at its option to proceed against the Seller or any other Person, whether by separate action or by joinder. The Obligations of the Guarantor hereunder are several from the obligations of the Company or any other Person, and are primary obligations concerning which the Guarantor is the principal obligor. The Guarantor agrees that this guarantee shall not be discharged except by the complete and irrevocable performance of all Obligations and the obligations of the Guarantor hereunder. No failure on the part of Purchaser to exercise, and no delay in exercising, any right, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege.


                    [Signature Page Follows]
      IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

PURCHASER:                    SELLER:

GLOBAL INDUSTRIES, LTD.       SUBSEA INTERNATIONAL, INC.


By:  /S/ WILLIAM J. DORE           By:       /S/ STEVE R. PIERCE
         William J. Dore                         Steve R. Pierce, Sr.
         Chairman of the Board and               Senior Vice President-Finance
         Chief Executive Officer



GUARANTOR:

DRESSER INDUSTRIES, INC.

By:        /S/ A.J. STANLEY
           A.J. Stanley
           Vice President _ Operations


                           APPENDIX I


Sellers Affiliates

     Sub Sea Australia Inc. (Delaware)
     Sub Sea International New Zealand Inc. (Delaware)
     SubSeaKat (Malaysia) Sdn Bhd. (Malaysia)
     Sub Sea Offshore Inc. (Delaware)
     Sub Sea Overseas Inc. (Panama)
     Sub Sea Offshore (Pte) Limited (Singapore)
     P.T. Sub Sea Tritek (Indonesia)
     Each of the acquired Companies listed below
     SubSea Offshore Limited

Acquired Companies

     Subtec Middle East Limited (Delaware)
     Subtec Asia Limited (Isle of Man)
     Subtec  Middle East Company (Private) Limited (United  Arab
      Emirates)
     Subtec Marine Service Limited (Cyprus)
     Subtec  National  Company  L.L.C.  Limited  (United   Arab
      Emirates)
     Subtec Laut Sdn. Bhd. (Brunei)
     Subtec Offshore Support Limited (Cyprus)
     Subtec Saudi Arabic Limited (Saudi Arabia)
     Subtec (M) Sdn. Bhd. (Malaysia)
     Subtec Offshore (Sabah) Sdn Bhd. (Malaysia)
     Yamado Enterprise Sdn. Bhd. (Brunei)



PRESS RELEASE

FOR IMMEDIATE RELEASE
CONTACT:  Michael J. Pollock
          (318-989-0000)

073197.41

Global  Industries Completes Acquisition of Assets From  Sub  Sea
International, Inc.

Lafayette, Louisiana, (July 31, 1997). Global Industries, Ltd. (Nasdaq: GLBL) announced today that it has completed the previously announced acquisition of certain business operations and assets of Sub Sea International, Inc. and certain of its subsidiaries. The purchase price of $102 million was paid in cash and was funded from available cash and borrowings under Global's existing credit line. The major assets acquired in the transaction include three construction barges, four liftboats and one dive support vessel based in the United States, four support vessels based in the Middle East, and support vessels and ROV's based in the Far East and Asia Pacific.

Global's  Chairman  and  CEO,  William  J.  Dore  stated,   "The
acquisition of these business operations and assets continues our plan of growing the Company through strategic acquisitions and provides Global additional assets in the Gulf of Mexico and Southeast Asia." Mr. Dore continued, "This acquisition should also provide additional opportunities for Global to utilize some of its existing construction vessels and services, such as diving and pipebury, in Southeast Asia. The Sub Sea assets will complement our December 1996 acquisition of Divcon's assets located in that area and will permit Global to become a major provider of offshore construction services in Southeast Asia."

Global Industries, Ltd., whose shares are traded on the Nasdaq National Market System under the symbol "GLBL," provides construction services, including pipeline construction, platform installation and removal, and diving services to the offshore oil and gas industry.

                              -End-